                                                                     EXHIBIT 4




                         FIRST MISSISSIPPI CORPORATION
                              401(K) SAVINGS PLAN






                            as amended and restated
                             effective July 1, 1989

                                    PREAMBLE

The purpose of this Plan and Trust is to provide, in accordance with its provisions, a defined contribution plan providing retirement and other related benefits for those Employees of the Employer who are eligible to participate hereunder. This document is a complete amendment and restatement of the First Mississippi Corporation 401(k) Savings Plan, which was originally effective as of July 1, 1974.

It is intended that the Plan qualify for approval under Sections 401 and 410 through 417 of the Internal Revenue Code. It is intended that the Trust qualify for approval under Section 501 of the Code. It is further intended that the Plan comply with the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and 404(c) of ERISA. In case of any ambiguity in the Plan's language, it will be interpreted to accomplish the Plan's intent of qualifying under the Code and complying with ERISA.

This Plan and Trust is exclusively for the benefit of the eligible Employees and their Beneficiaries. Neither the Employer, the Plan Administrator nor the Trustee will apply or interpret the terms of the Plan in any manner that permits discrimination in favor of Highly Compensated Employees. All Employees under similar circumstances will be treated alike.

The undersigned Employer and Trustee hereby adopt this restatement of the First Mississippi Corporation 401(k) Savings Plan to be effective as of July 1, 1989.







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                               TABLE OF CONTENTS

                                                                                                   PAGE NO.
                                                                                                   --------
     ARTICLE 1  - DEFINITIONS                                                                         1-1

     ARTICLE 2  - PARTICIPATION                                                                       2-1

     ARTICLE 3  - PARTICIPANT ACCOUNTS                                                                3-1

     ARTICLE 4  - ACCOUNTING AND VALUATION                                                            4-1

     ARTICLE 5  - RETIREMENT BENEFITS                                                                 5-1

     ARTICLE 6  - DEATH BENEFIT                                                                       6-1

     ARTICLE 7  - LIMITATIONS ON BENEFITS                                                             7-1

     ARTICLE 8  - MISCELLANEOUS                                                                       8-1

     ARTICLE 9  - ADMINISTRATION                                                                      9-1

     ARTICLE 10 - AMENDMENT OR TERMINATION OF PLAN                                                   10-1

     ARTICLE 11 - TRUSTEE AND TRUST FUND                                                             11-1

     ARTICLE 12 - PROVISIONS RELATING TO EMPLOYER STOCK                                              12-1

                                   ARTICLE 1

                                  DEFINITIONS

As used in this document, unless otherwise defined or required by the context, the following terms have the meanings set forth in this Article 1. Some of the terms used in this document are not defined in Article 1, but for convenience are defined as they are introduced in the text.

1.01     Account
         Account means a separate account maintained for each Participant reflecting applicable contributions, applicable forfeitures, investment income (loss) allocated to the account and distributions.

1.02     Accounting Date, Valuation Date
         The terms Accounting Date and Valuation Date are used interchangeably and mean the last day of each Accounting Period and any other days within the Accounting Period upon which, consistent with established methods and guidelines, the Plan Administrator applies the accounting procedures specified in Section 4.02.

1.03     Accounting Period, Valuation Period
         The terms Accounting Period and Valuation Period are used interchangeably and mean each month.

1.04     Accrued Benefit
         A Participant's Accrued Benefit means the total value, as of a given date, of his Accounts determined as of the Valuation Date immediately preceding the date of determination plus any other amounts withheld from the Participant's Compensation subsequent to such Valuation Date pursuant to a Payroll Withholding Agreement. A Participant's Accrued Benefit will not be reduced solely on account of any increase in such Participant's age or service or on account of an amendment to the Plan.

         A Participant's Vested Accrued Benefit is equal to his Vested Percentage of that portion of his Accrued Benefit which is subject to the Vesting Schedule plus 100% of the remaining portion of his Accrued Benefit.

1.05     Beneficiary
         Beneficiary means the person, persons, trust or other entity who is designated to receive any amount payable upon the death of a Participant.

1.06     Cash-Out Distribution
         Cash-Out Distribution means, as described in Article 5, a distribution to a Participant upon termination of employment of his Vested Accrued Benefit.

1.07     Code and ERISA
         Code means the Internal Revenue Code of 1986, as it may be amended from time to time, and all regulations issued thereunder. Reference to a section of the Code includes that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section and any regulations issued thereunder.

         ERISA means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and all regulations issued thereunder. Reference to a section of ERISA includes that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section and any regulations issued thereunder.

                                      1-1

1.08     Compensation
         Except where otherwise specifically provided in this Plan, Compensation means Aggregate Compensation as defined in Section 7.03(a), excluding payments for overtime work in excess of the regularly scheduled work period, expense or other allowances, bonuses, and shift differential pay.

         Compensation also includes any amounts contributed by the Employer or any Related Employer on behalf of any Employee pursuant to a salary reduction agreement which are not includable in the gross income of the Employee due to Code Section 125, 402(a)(8), 402(h) or 403(b).

         Notwithstanding the foregoing, for all purposes under this Plan, Compensation in excess of the Statutory Compensation Limit will be disregarded. For purposes of applying this compensation limit, a Family Member of a Highly Compensated Employee is subject to the single aggregate compensation limit imposed on the Highly Compensated Employee if the Family Member is either the Employee's spouse or is a lineal descendant who has not attained the age of 19 by the end of the Plan Year.

         Statutory Compensation Limit means $150,000 ($200,000 for Plan Years beginning before 1994), as adjusted in accordance with Code Section 401(a)(17)(B).

1.09     Effective Date
         The Effective Date of the Plan is July 1, 1974.

         Except as specified elsewhere in this document, the effective date of this restatement of the Plan is July 1, 1989.

         Sections 1.12, 1.18, 1.32, 1.33, 1.36, and Article 7 are effective July 1, 1987.

         Section 4.05 is effective July 1, 1987.

1.10     Eligible Employee Classification
         An Eligible Employee Classification is a classification of Employees, the members of which are eligible to participate in the Plan. The Plan covers all employee classifications except Leased Employees, Temporary Employees and any employee covered by a collective bargaining agreement, except as otherwise provided in any applicable collective bargaining agreement.

1.11     Eligible Participant
         All Participants are Eligible Participants.

1.12     Employee

         (a)     In General
                 An Employee is any person who is employed by the Employer or a Participating Employer.

         (b)     Leased Employee
                 A Leased Employee means any person who, pursuant to an agreement between the Employer or any Related Employer ("Recipient Employer") and any other person ("leasing organization"), has performed services for the Recipient Employer on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the Recipient Employer.

                 Any Leased Employee will be treated as an Employee of the Recipient Employer; however, contributions or benefits provided by the leasing organization which are attributable to

                                      1-2
                 the services performed for the Recipient Employer will be treated as provided by the Recipient Employer. If all Leased Employees constitute less than 20% of the Employer's non-highly-compensated work force within the meaning of Code
                 Section 414(n)(1)(C)(ii), then the preceding sentence will not apply to any Leased Employee if such Employee is covered by a money purchase pension plan ("Safe Harbor Plan") which provides: (1) a nonintegrated employer contribution rate of at least 10% of compensation, (2) immediate participation, and
                 (3) full and immediate vesting.

                 Years of Eligibility Service for purposes of eligibility to participate in the Plan and Years of Vesting Service for purposes of determining a Participant's Vested Percentage include service by an Employee as a Leased Employee.

1.13     Employer
         The Employer and Plan Sponsor is First Mississippi Corporation. A Participating Employer is any organization which has adopted this Plan and Trust in accordance with Section 8.07.

         The term Predecessor Employer means any prior employer to which the Employer is the successor, including any Predecessor Employer for which the Employer maintains the obligations of a Predecessor Plan established by the Predecessor Employer. Service with a Predecessor Employer will be included as Service with the Employer for purposes of determining Eligibility under this Plan, unless it is determined that the Company and/or business organization is not a Portability Group Member.

         Service with a Predecessor Employer for purposes of determining Years of Vesting Service shall be determined as a part of the merger, acquisition, and/or adoption agreement.

1.14     Employment Commencement Date
         The date an Employee first performs an Hour of Service for the Employer is his Employment Commencement Date.

1.15     Entry Date
         Entry Date means the first day of the month which coincides with or next follows the date upon which the eligibility requirements are met.

1.16     Fiscal Year
         Fiscal Year means the taxable year of the Plan Sponsor. The Fiscal Year of the Plan Sponsor is the 12 month period beginning July 1 and ending June 30.

1.17     Forfeiture
         The term Forfeiture refers to that portion, if any, of a Participant's Accrued Benefit which is in excess of his Vested Accrued Benefit following the termination of the Participant's employment.

         Effective April 1, 1994, a Forfeiture is considered to occur as of the earlier of (a) the date of the occurrence of the fifth of 5 consecutive One Year Breaks-in-Service or (b) the date a Cash-Out Distribution occurs in accordance with the provisions of Article 5.

         Forfeitures are credited to the thrifters fund, an account maintained to capture forfeitures and any earnings thereof, and allocated to those Participants who are actively employed on the last day of the Plan Year.

         Prior to April 1, 1994, a Forfeiture is considered to occur as of the earlier of (a) the last day of the Plan Year in which occurs the end of the fifth of 5 consecutive One Year Breaks-in-Service or (b) the date a Cash-Out Distribution occurs in accordance with the

                                      1-3
         provisions of Article 5.

         Forfeitures are credited to the thrifters fund, an account maintained to capture forfeitures and any earnings thereof, and allocated to the Participants who: (1) are Active Participants in Service on the last day of the Plan Year; and (2) complete at least 1,000 Hours of Service during the Plan Year.

1.18     Highly Compensated Definitions

         (a)     Compensation
                 For purposes of this Section, Compensation means Aggregate Compensation as defined in Section 7.03(a) plus amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the gross income of the Employee under Code Section 125, 402(a)(8), 402(h) or 403(b). Compensation in excess of the Statutory Compensation Limit will be disregarded.

         (b)     Determination Year
                 Determination Year means the Plan Year for which the determination of who is Highly Compensated is being made.

         (c)     Family Member
                 Family Member means an Employee who is the spouse, a lineal ascendant or descendant, or the spouse of a lineal ascendant or descendant of:

                   -- a 5-percent owner (within the meaning of Code Section 416(i)) of the Employer or any Related Employer who is an active or former Employee; or

                   -- a Highly Compensated Employee who is one of the 10 most highly compensated employees ranked on the basis of Compensation paid by the Employer during the Determination Year or the Lookback Year.

                 For purposes of this Section, the Family Member and the Highly Compensated Employee will be considered one Employee. A Family Member's Compensation and benefits will be aggregated with those of the Highly Compensated Employee irrespective of whether the Family Member would otherwise be treated as a Highly-Compensated Employee or is in a category of Employees which may be excluded in determining the number of Employees in the Top-Paid Group.

                 If an Employee is required to be aggregated as a member of more than one family group, all eligible employees who are members of those family groups which include that employee will be aggregated as one family group.

                 For purposes of applying the compensation limit under Code
                 Section 401(a)(17), a Family Member is subject to the single aggregate compensation limit imposed on the Highly Compensated Employee if the Family Member is either the Employee's spouse or is a lineal descendant who has not attained the age of 19 by the end of the Plan Year.

         (d)     Highly Compensated Employee
                 Highly Compensated Employee means any individual who is a Highly Compensated Active Employee or a Highly Compensated Former Employee within the meaning of Code Section 414(q) and the regulations thereunder.

                                      1-4

         (e)     Highly Compensated Active Employee
                 Highly Compensated Active Employee means any individual who during the Determination Year or the Lookback Year:

                 (1) Was at any time a 5-percent Owner (within the meaning of Code Section 416(i)) of the Employer or any Related Employer;

                 (2) Received Compensation from the Employer and all Related Employers in excess of $75,000 (or any greater amount determined by regulations issued by the Secretary of the Treasury under Code Section 415(d));

                 (3) Received Compensation from the Employer and all Related Employers in excess of $50,000 (or any greater amount determined by regulations issued by the Secretary of the Treasury under Code Section 415(d)) and was in the Top-Paid Group of Employees; or

                 (4) Was an Officer of the Employer or any Related Employer (as that term is defined in the regulations under Code Section 416(i)) and received Compensation greater than 50% of the Defined Benefit Dollar Limit described in Section 7.03(f) for the applicable year. For this purpose, if no Officer received enough Compensation to be a Highly Compensated Employee under the preceding sentence, the highest-paid Officer will be treated as a Highly Compensated Employee. The maximum number of Officers who will be treated as Highly Compensated Active Employees under this paragraph is equal to 10% of all Employees determined without regard to statutory or other exclusions, subject to a minimum of 3 Employees and a maximum of 50 Employees.

                 No individual described in subparagraphs (2), (3) or (4) above will be treated as a Highly Compensated Active Employee for the Determination Year unless he (i) was a Highly Compensated Active Employee for the Lookback Year (or would have been except that he was not among the 100 most highly compensated Employees of the Employer and all Related Employers for the Lookback Year) or (ii) was among the 100 most highly compensated Employees of the Employer and all Related Employers for the Determination Year.

         (f)     Highly Compensated Former Employee
                 Highly Compensated Former Employee means any Former Employee who had a Separation Year (within the meaning of Treasury Regulation Section 1.414(q)-1T Q&A-5) and was a Highly Compensated Active Employee for either the Separation Year or any Determination Year ending on or after the Employee's 55th birthday.

         (g)     Highly Compensated Group
                 Highly Compensated Group means all Highly Compensated
                 Employees.

         (h)     Lookback Year
                 Lookback Year means the 12-month period immediately preceding the Determination Year.

         (i)     Non-Highly Compensated Employee
                 Non-Highly Compensated Employee means an Employee who is neither a Highly Compensated Employee nor a Family Member.

         (j)     Non-Highly Compensated Group
                 Non-Highly Compensated Group means all Non-Highly Compensated Employees.

         (k)     Top-Paid Group
                 Top-Paid Group means those individuals who are among the top 20 percent of Employees of the Employer and all Related Employers when ranked on the basis of Compensation received

                                      1-5
                 during the year. In determining the number of individuals in the Top-Paid Group (but not the identity of those individuals), the following individuals may be excluded:

                 (1) Employees who have not completed 6 months of Service by the end of the year. For this purpose, an Employee who has completed One Hour of Service in any calendar month will be credited with one month of Service;

                 (2) Employees who normally work fewer than 17 1/2 hours per week;

                 (3) Employees who normally work fewer than 6 months during any year. For this purpose, an Employee who has worked on one day of a month is treated as having worked for the whole month;

                 (4) Employees who have not reached age 21 by the end of the year;

                 (5) Nonresident aliens who received no earned income (which constitutes income from sources within the United States) within the year from the Employer or any Related Employer; and

                 (6) Employees covered by a collective bargaining agreement negotiated in good faith between the employee representatives and the Employer or a group of employers of which the Employer is a member if (i) 90% or more of all employees of the Employer and all Related Employers are covered by collective bargaining agreements, and (ii) this Plan covers only Employees who are not covered under a collective bargaining agreement.

1.19     Hour of Service
         An Hour of Service means:

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed;

         (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any 12-month period. Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraphs (a) or (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

         Hours of Service for all Employees will be determined on the basis of actual hours for which an Employee is paid or is entitled to payment. Hours of Service will be credited for employment with any Related Employer or any Predecessor Employer. Hours of Service will be credited for any individual considered an employee under Code Section 414(n) or 414(o) and the regulations thereunder.

                                      1-6

         Solely for purposes of determining whether a One Year Break-in-Service has occurred, a Participant who is absent from work on an authorized Leave of Absence or by reason of the Participant's pregnancy, birth of the Participant's child, placement of a child with the Participant in connection with the adoption of such child, or for the purpose of caring for such child for a period immediately following such birth or placement, will receive credit for the Hours of Service which otherwise would have been credited to the Participant but for such absence. The Hours of Service credited under this paragraph will be credited in the Plan Year in which the absence begins if such crediting is necessary to prevent a One Year Break-in- Service in such Plan Year; otherwise, such Hours of Service will be credited in the following Plan Year. The Hours of Service credited under this paragraph are those which would normally have been credited but for such absence; in any case in which the Plan Administrator is unable to determine such hours normally credited, 8 Hours of Service per day will be credited. No more than 501 Hours of Service will be credited under this paragraph for any 12-month period. The Date of Severance is the second anniversary of the date on which the absence begins.
         The period between the initial date of absence and the first anniversary of the initial date of absence is deemed to be a period of Service. The period between the first and second anniversaries of the initial date of absence is neither a period of service nor a period of severance.

1.20     Reserved

1.21     Leave of Absence
         An authorized Leave of Absence means a period of time of one year or less granted to an Employee by the Employer due to illness, injury, temporary reduction in work force, or other appropriate cause or due to military service during which the Employee's reemployment rights are protected by law, provided the Employee returns to the service of the Employer on or before the expiration of such leave, or in the case of military service, within the time his reemployment rights are so protected or within 60 days of his discharge from military service if no federal law is applicable. All authorized Leaves of Absence are granted or denied by the Employer in a uniform and nondiscriminatory manner, treating Employees in similar circumstances in a like manner.

         If the Participant does not return to active service with the Employer on or prior to the expiration of his authorized Leave of Absence he will be considered to have had a Date of Severance as of the earlier of the date on which his authorized Leave of Absence expired, the first anniversary of the last date he worked at least one hour as an Active Participant, or the date on which he resigned or was discharged.

1.22     Reserved

1.23     Normal Retirement Age and Early Retirement Age
         A Participant's Normal Retirement Age is age 65.

         Effective April 1, 1994, a Participant shall attain Early Retirement Age after he attains age fifty-five and completes his third anniversary of his date of employment.

         Prior to April 1, 1994, a Participant's Early Retirement Age is age 55.

1.24     Normal Retirement Date and Early Retirement Date
         A Participant's Normal Retirement Date is the first day of the month which coincides with or next follows the date on which the Participant attains Normal Retirement Age.

         A Participant's Early Retirement Date shall be the first day of the month coincident with or next following the date on which the Participant attains Early Retirement Age.

                                      1-7

1.25     One Year Break-in-Service
         One Year Break-in-Service means any 365-day period following a Participant's Date of Termination in which an Employee does not complete at least one Hour of Service.

1.26     Participant
         The term Participant means an Employee or former Employee who is eligible to participate in this Plan and who is or who may become eligible to receive a benefit of any type from this Plan or whose Beneficiary may be eligible to receive any such benefit.

         (a) Active Participant means a Participant who is currently an Employee in an Eligible Employee Classification.

         (b) Disabled Participant means a Participant who has terminated his employment with the Employer due to his Disability and who is receiving or is entitled to receive benefits from the Plan.

         (c) Retired Participant means a Participant who has terminated his employment with the Employer after meeting the requirements for his Normal Retirement Date and who is receiving or is entitled to receive benefits from the Plan.

         (d) Vested Terminated Participant means a Participant who has terminated his employment with the Employer and who has a nonforfeitable right to all or a portion of his or her Accrued Benefit and who has not received a distribution of the value of his or her Vested Accrued Benefit.

         (e) Inactive Participant means a Participant who has (i) interrupted his status as an Active Participant without becoming a Disabled, Retired or Vested Terminated Participant and (ii) has a non-forfeitable right to all or a portion of his Accrued Benefit and has not received a complete distribution of his benefit.

         (f) Former Participant means a Participant who has terminated his employment with the Employer and who currently has no nonforfeitable right to any portion of his or her Accrued Benefit.

1.27     Payroll Withholding Agreement
         If a written Payroll Withholding Agreement is required pursuant to the provisions of Article 3, then each Participant who elects to participate in the Plan will file such agreement on or before the first day of the payroll period for which the agreement is applicable (or at some other time as specified by the Plan Administrator). Such agreement will be effective for each payroll period thereafter until modified or amended.

         The terms of such agreement will provide that the Participant agrees to have the Employer withhold, each payroll period, any whole percentage of his Compensation (or such other amount as allowed by the Plan Administrator under rules applied on a uniform and nondiscriminatory basis), not to exceed the limitations of Article 7. In consideration of such agreement, the Employer periodically will make a contribution to the Participant's proper Account(s) in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during applicable payroll periods pursuant to the Payroll Withholding Agreement.

         Notwithstanding the above, Payroll Withholding Agreements will be governed by the following general guidelines:

         (a) A Payroll Withholding Agreement will apply to each payroll period during which an effective agreement is on file with the Employer. Upon termination of employment, such

                                      1-8
                 agreement will become void.

         (b) The Plan Administrator will establish and apply guidelines concerning the frequency and timing of amendments or changes to Payroll Withholding Agreements. Notwithstanding the foregoing, a Participant may revoke his Payroll Withholding Agreement at any time and discontinue all future withholding.

         (c) The Plan Administrator may amend or revoke its Payroll Withholding Agreement with any Participant at any time, if the Employer determines that such revocation or amendment is necessary to insure that a Participant's Annual Additions for any Plan Year will not exceed the limitations of Article 7 or to insure that the requirements of Sections 401(k) and 401(m) of the Code have been satisfied with respect to the amount which may be withheld and contributed on behalf of the Highly Compensated Group.

         (d) Except as provided above, a Payroll Withholding Agreement may not be revoked or amended by the Participant or the Employer.

1.28     Plan, Plan and Trust, Trust
         The terms Plan, Plan and Trust and Trust mean First Mississippi Corporation 401(k) Savings Plan. The Plan Identification Number is
         002.  The Plan is a profit sharing plan.

         The term Predecessor Plan means any qualified plan previously established and maintained by the Employer and to which this Plan is the successor.

1.29     Plan Administrator
         The Plan Administrator is the Plan Administrative Committee.

1.30     Plan Year
         The Plan Year is the 12 month period beginning July 1 and ending June
         30.

         Provided, however, the first Plan Year shall be the period from July 1, 1974 through December 31, 1974; the second Plan Year shall be the period from January 1, 1975 through December 31, 1975; and the third Plan Year shall be the period from January 1, 1976 through June 30, 1976.

         The Limitation Year coincides with the Plan Year.

1.31     Portability Group Member
         A Portability Group Member shall mean the Company and any business organization with which the Company has agreed to recognize the portability of either service or benefits, or both, with respect to employees whose employment is transferred between such Portability Group Members.

1.32     Qualified Annuity Definitions

         (a)     Annuity Starting Date
                 Annuity Starting Date means (i) the first day of the first period for which an amount is payable as an annuity, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitled the Participant to such benefit.

         (b)     Qualified Election

                 (1)      In General
                          Qualified Election means a written waiver of a Qualified Joint and Survivor Annuity or a Qualified Survivor Annuity. The waiver must be consented to by the Participant's

                                      1-9
                          spouse with such written consent witnessed by a representative of the Plan Administrator or a notary public. The spouse's consent must include the designation of a specific Beneficiary and the form of payment which cannot be changed without the consent of the spouse. Such consent will not be required if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no spouse, the spouse cannot be located or other circumstances that may be prescribed by Treasury Regulations. Any consent which is required under this Section will be valid only with respect to the spouse who signs the consent (or in the event of a deemed Qualified Election, the designated spouse). Additionally, any revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the Annuity Starting Date; however, any waiver of a Qualified Joint and Survivor Annuity or a Qualified Survivor Annuity which follows such revocation must be in writing and must be consented to by the Participant's spouse. The number of waivers or revocations of such waivers will not be limited.

                 (2)      Qualified Joint and Survivor Annuity Notices
                          Not more than 90 days nor less than 30 days before the Participant's Annuity Starting Date, the Plan Administrator will provide the Participant a written explanation of:

                            -- the terms and conditions of a Qualified Joint and Survivor Annuity;

                            -- the Participant's right to make and the effect of a Qualified Election to waive the Qualified Joint and Survivor Annuity form of benefit;

                            -- a general description of the eligibility conditions and other material features of the optional forms of benefit and sufficient additional information to explain the relative values of the optional forms of benefit available;

                            --     the rights of the Participant's spouse; and

                            -- the right to make, and the effect of, a revocation of a previous Qualified Election to waive the Qualified Joint and Survivor Annuity.

                 (3)      Qualified Survivor Annuity Notices
                          The election period to waive the Qualified Survivor Annuity begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Vested Terminated Participant separates from service before the beginning of the election period, the election period begins on the date of separation from service.

                          The Plan Administrator will, within the applicable notice period, provide each Participant a written explanation of the Qualified Survivor Annuity containing comparable information to that required under the provisions of Section 1.32(b)(2). For purposes of this paragraph, the term "applicable notice period" means whichever of the following periods ends last:

                            -- the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                            -- the period beginning two years before and ending 12 months after the individual becomes a Participant;

                                      1-10

                            -- the period beginning two years before and ending 12 months after the joint and survivor rules become effective for the Participant; or

                            -- the period beginning one year before and ending 12 months after the Participant separates from service before attaining age 35.

                          A Participant who will not have attained age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Survivor Annuity for the period beginning on the date of the election and ending on the first day of the Plan Year in which the Participant attains age 35. The Election will not be valid unless the Participant receives a written explanation of the Qualified Survivor Annuity in terms comparable to the explanation required above. Qualified Survivor Annuity coverage will automatically resume as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after that date will be subject to the full requirements of this
                          Section 1.32(b).

         (c)      Qualified Joint and Survivor Annuity
                  A Qualified Joint and Survivor Annuity means an annuity which is purchased from an Insurer and which is payable for the life of the Participant with a survivor annuity for the life of his Surviving Spouse in an amount which is 50% of the amount payable during the joint lives of the Participant and his spouse. The amount of the Qualified Joint and Survivor Annuity will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit.

         (d)      Qualified Life Annuity
                  A Qualified Life Annuity means an annuity which is purchased from an Insurer and which is payable for the lifetime of the Participant with payments terminating upon the death of the Participant. The amount of the Qualified Life Annuity will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit.

         (e)      Qualified Survivor Annuity
                  A Qualified Survivor Annuity which a Surviving Spouse will be eligible to receive under the provisions of Section 6.02 means a monthly benefit payable for the remaining lifetime of the Surviving Spouse. The amount of the Qualified Survivor Annuity benefit will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit.

                  If the Participant's Vested Accrued Benefit is $3,500 or less, the Plan Administrator will direct the immediate distribution of the Participant's Vested Accrued Benefit to the Surviving Spouse. If the Participant's Vested Accrued Benefit at the time of any distribution exceeds $3,500, the Vested Accrued Benefit at any later time will be deemed to exceed $3,500. The Surviving Spouse may elect to receive the Qualified Survivor Annuity as a lump sum.

1.33     Related Employer
         The terms Related Employer and Affiliated Employer are used interchangeably and mean any other corporation, association, company or entity on or after the Effective Date which is, along with the Employer, a member of a controlled group of corporations (as defined in Code Section 414(b)), a group of trades or businesses which are under common control (as defined in Code Section 414(c)), an affiliated service group (as defined in Code Section 414(m)), or any organization or arrangement required to be aggregated with the Employer by Treasury Regulations issued under Code Section 414(o).

                                      1-11

1.34     Required Beginning Date
         A Participant's Required Beginning Date for the commencement of benefit payments from the Plan is the April 1 immediately following:

           -- the later of 1989 or the calendar year in which he attained age 70-1/2 if he attained age 70-1/2 after December 31, 1987;

           -- the calendar year in which he attains age 70-1/2 if he is or was a Five Percent Owner at any time during the Plan Year ending with or within the calendar year in which he attains age 66-1/2 or any later Plan Year; or

           -- the later of the calendar year in which he attains age 70-1/2 or the calendar year in which he retires for any other Participant.

1.35     Surviving Spouse
         Surviving Spouse means a deceased Participant's spouse who was married to the Participant on the Participant's date of death. The Plan Administrator and the Trustee may rely conclusively on a Participant's written statement of his marital status. Neither the Plan Administrator nor the Trustee is required at any time to inquire into the validity of any marriage, the effectiveness of a common-law relationship or the claim of any alleged spouse which is inconsistent with the Participant's report of his marital status and the identity of his spouse.

1.36     Top-Heavy Definitions

         (a)     Aggregate Account
                 Aggregate Account means, with respect to each Participant, the value of all accounts maintained on behalf of the Participant, whether attributable to Employer or Employee contributions, used to determine Top-Heavy Plan status under the provisions of a defined contribution plan. A Participant's Aggregate Account as of the Determination Date will be the sum of:

                   -- the balance of his Account(s) as of the most recent valuation date occurring within a 12-month period ending on the Determination Date (excluding any amounts attributable to deductible voluntary employee contributions); plus

                   -- contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet made or required to be made; plus

                   -- any Plan Distributions made within the Plan Year that includes the Determination Date or within the four preceding Plan Years.

         (b)     Aggregation Group
                 Aggregation Group means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                 (1)      Required Aggregation Group
                          Each plan of the Employer in which a Key Employee is a Participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410, will be aggregated and the resulting group will be known as a Required Aggregation Group.

                          Each plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation

                                      1-12

                          Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

                 (2)      Permissive Aggregation Group
                          The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group (to be known as a Permissive Aggregation Group), taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410.

                          Only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

                          Only those plans of the Employer in which the Determination Dates fall within the same calendar year will be aggregated in order to determine whether the plans are Top-Heavy Plans.

        (c)      Determination Date
                 Determination Date means the last day of the preceding Plan Year, or, in the case of the first Plan Year, the last day of the first Plan Year.

        (d)      Key Employee
                 Key Employee means any Employee or former Employee (and his Beneficiary) who, at any time during the Plan Year or any of the preceding four Plan Years, was:

                 (1) A "Five Percent Owner" of the Employer. "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the value of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer. If the Employer is not a corporation, Five Percent Owner means any person who owns more than 5% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Related Employers will be treated as separate Employers; or

                 (2) A "One Percent Owner" of the Employer having Compensation from the Employer of more than $150,000. "One Percent Owner" means any person who owns (or is considered as owning within the meaning of Code
                          Section 318) more than 1% of the value of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer. If the Employer is not a corporation, One Percent Owner means any person who owns more than 1% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Related Employers will be treated as separate Employers. However, in determining whether an individual has Compensation of more than $150,000, Compensation from each Related Employer will be taken into account.

                 (3) One of the 10 Employees having Compensation not less than the Defined Contribution Dollar Limit (as defined in Section 7.03(j) for the Plan Year) who owns (or is considered as owning within the meaning of Code Section 318) both greater than 1/2% interest and the largest interests in all Employers required to be aggregated under Code Sections 414(b), (c), (m) and (o);

                 (4) An officer (within the meaning of the regulations under Code Section 416) of the Employer having Compensation greater than 50% of the Defined Benefit Dollar Limit as defined in Section 7.03(f) for the Plan Year;

                                      1-13

                 For purposes of this Section, Compensation means
                 Aggregate Compensation as defined in Section 7.03(a) plus any amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the gross income of the Employee under Code Section 125, 402(a)(8), 402(h) or 403(b). Compensation in excess of the Statutory Compensation Limit is disregarded.

         (e)     Non-Key Employee
                 Non-Key Employee means any Employee (and his Beneficiaries) who is not a Key Employee.

         (f)     Plan Distributions
                 Plan distributions include distributions made before January 1, 1984, and distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an aggregation group. However, distributions made after the Valuation Date and before the Determination Date are not included to the extent that they are already included in the Participant's Single Sum Benefit as of the Valuation Date.

                 With respect to "unrelated" rollovers and plan-to-plan transfers (those which are both initiated by an employee and made from a plan maintained by one employer to a plan maintained by another employer), if such a rollover or plan-to-plan transfer is made from this Plan, it will be considered as a distribution for purposes of this Section. If such a rollover or plan-to-plan transfer is made to this Plan, it will not be considered as part of the Participant's Single Sum Benefit. However, an unrelated rollover or plan-to-plan transfer accepted before January 1, 1984, will be considered as part of the Participant's Single Sum Benefit.

                 With respect to "related" rollovers and plan-to-plan transfers (those which are either not initiated by an employee or are made from one plan to another plan maintained by the same employer), if such a rollover or plan-to-plan transfer is made from this Plan, it will not be considered as a distribution for purposes of this Section. If such a rollover or plan-to-plan transfer is made to this Plan, it will be considered as part of the Participant's Single Sum Benefit.

         (g)     Present Value of Accrued Benefit
                 In the case of the defined benefit plan, a Participant's Present Value of Accrued Benefit, for Top-Heavy determination purposes, will be determined using the following rules:

                 (1) The Present Value of Accrued Benefit will be determined as of the most recent "Valuation Date" within a 12- month period ending on the Determination Date.

                 (2) For the first Plan Year, the Present Value of Accrued Benefit will be determined as if (A) the Participant terminated service as of the Determination Date; or
                          (B) the Participant terminated service as of the Valuation Date, but taking into account the estimated Present Value of Accrued Benefits as of the Determination Date.

                 (3) For any other Plan Year, the Present Value of Accrued Benefit will be determined as if the Participant terminated service as of the Valuation Date.

                 (4) The Valuation Date must be the same date used for computing the defined benefit plan minimum funding costs, regardless of whether a calculation is performed that plan year.

                 (5) A Participant's Present Value of Accrued Benefit as of a Determination Date will be the sum of:

                                      1-14

                            -- the present value of his Accrued Benefit determined using the actuarial assumptions which are specified below; plus

                            -- any Plan Distributions made within the Plan Year that includes the Determination Date or within the four preceding Plan Years; plus

                            --     any employee contributions, whether
                                   voluntary or mandatory. However, amounts attributable to qualified voluntary employee contributions, as defined in Code Section 219(e)(2) will not be considered to be a part of the Participant's Present Value of Accrued Benefit.

                          For purposes of this Section, the present value of a Participant's Accrued Benefitwill be equal to the greater of the present value determined using the actuarial assumptions which are specified for Actuarial Equivalent purposes or the present value determined using the "Applicable Interest Rate." The Applicable Interest Rate is the rate or rates that would be used by the Pension Benefit Guaranty Corporation for a trusteed single-employer plan to value a Participant's or Beneficiary's benefit on the date of distribution (the "PBGC Rate"). If the present value using the PBGC Rate exceeds $25,000, the Applicable Interest Rate is 120% of the PBGC Rate. However, the use of 120% of the PBGC Rate will never result in a present value less than $25,000.

                 (6) Solely for the purpose of determining if this Plan (or any other plan included in a Required Aggregation Group of which this Plan is a part) is Top-Heavy, the Accrued Benefit of any Employee other than a Key Employee will be determined under

                          (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any Related Employer, or

                          (B) if there is no such method, as if the benefit accrued no more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

         (h)     Single Sum Benefit
                 The Single Sum Benefit for any Participant in a defined benefit pension plan will be equal to his Present Value of Accrued Benefit. The Single Sum Benefit for any Participant in a defined contribution plan will be equal to his Aggregate Account.

         (i)     Top-Heavy Group
                 Top-Heavy Group means an Aggregation Group in which, as of the Determination Date, the Single Sum Benefits of all Key Employees under all plans included in the group exceeds 60% of a similar sum determined for all Participants.

                 Super Top-Heavy Group means an Aggregation Group in which, as of the Determination Date, the sum of (1) the Single Sum Benefits of all Key Employees under all defined benefit plans included in the group, plus (2) the Single Sum Benefit of all Key Employees under all defined contribution plans included in the group exceeds 90% of a similar sum determined for all Participants.

         (j)     Top-Heavy Plan
                 This Plan will be a Top-Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, the Single Sum Benefits of all Key Employees exceed 60% of the Single Sum Benefits of all Participants under this Plan.

                                      1-15

                 This Plan will be a Super Top-Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, the Single Sum Benefits of all Key Employees exceed 90% of the Single Sum Benefits of all Participants under this Plan.

                 If any Participant is a Non-Key Employee for a given Plan Year, but was a Key Employee for any prior Plan Year, the Participant's Single Sum Benefit will not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy or Super Top-Heavy Group).

                 If an individual has performed no services for the Employer at any time during the 5-year period ending on the Determination Date, any Single Sum Benefit of such individual will not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group or Super Top-Heavy Group).

1.37     Trust Fund, Trust
         These terms mean the total cash, securities, real property, insurance contracts and any other property held by the Trustee.

1.38     Trustee
         The Trustee is Deposit Guaranty National Bank or any successor Trustee.

1.39     Vested Percentage
         A Participant's Vested Percentage as of a given date will be that percentage determined in accordance with the Vesting Schedule. Notwithstanding the preceding, a Participant will be 100% vested upon reaching his Normal Retirement Age.

1.40     Vesting Schedule
         A Participant's Vested Percentage will be 100% upon the completion of 3 Years of Vesting Service. Prior to the completion of 3 Years of Vesting Service, a Participant's Vested Percentage is zero.

1.41     Written Resolution
         The terms Written Resolution and Written Consent are used interchangeably and reflect decisions, authorizations, etc. by the Employer. A Written Resolution will be evidenced by a resolution of the Board of Directors of the Employer.

1.42     Year of Service

         (a)     Crediting Years of Service
                 Effective July 1, 1994, Years of Service are determined under the Elapsed Time Method. Under the Elapsed Time Method, Years of Service are based upon an Employee's Elapsed Time of employment irrespective of the number of hours actually worked during such period; a Year of Service (including a fraction thereof) will be credited for each completed 365 days of Elapsed Time which need not be consecutive. The following terms are used in determining Years of Service under the Elapsed Time Method:

                 (1) Date of Severance (Termination) - means the earlier of (A) the actual date an Employee resigns, is discharged, dies or retires, or (B) the first anniversary of the date an Employee is absent from work (with or without pay) for any other reason, e.g., disability, vacation, leave of absence, layoff, etc.

                                      1-16

                 (2) Elapsed Time - means the total period of service which has elapsed between a Participant's Employment Commencement Date and Date of Termination including Periods of Severance where a One Year
                          Break-in-Service does not occur.

                 (3) Employment Commencement Date - means the date an Employee first performs one Hour of Service for the Employer.

                 (4) One Year Break-in-Service - means any 365-day period following an Employee's Date of Termination as defined above in which the Employee does not complete at least one Hour of Service.

                 (5) Period of Severance - is the time between the actual Date of Severance as defined above and the subsequent date, if any, on which the Employee performs an Hour of Service.

                 All periods of employment will be aggregated including Periods of Severance unless there is a One Year Break-in- Service.

                 Prior to July 1, 1994, Years of Service are determined under the Hours of Service Method. Under the Hours of Service Method, a Year of Service will be credited for each 12 consecutive month Computation Period during which an Employee is credited with a specified number of Hours of Service.

                 Under the Hours of Service Method, a One Year Break-in-Service means any Computation Period during which an Employee completes 500 or fewer Hours of Service.

                 Years of Eligibility Service for purposes of determining eligibility to participate in the Plan and Years of Vesting Service for purposes of determining a Participant's Vested Percentage include service with any organization which is a Related Employer with respect to the Employer.

         (b)     For Eligibility Purposes
                 Effective July 1, 1994, Years of Service for purposes of eligibility to participate in the Plan are referred to as Years of Eligibility Service and are determined using the Elapsed Time Method.

                 All of an Employee's Years of Eligibility Service are taken into account in determining his eligibility to participate.

                 Prior to July 1, 1994, Years of Service for purposes of eligibility to participate in the Plan are referred to as Years of Eligibility Service and are determined using the Hours of Service Method.

                 A Year of Eligibility Service is credited for each Computation Period during which an Employee is credited with at least 1,000 Hours of Service. The initial Computation Period is the 12 consecutive month period beginning with the Employee's Employment Commencement Date. Thereafter, the Computation Period is the Plan Year beginning with the Plan Year in which the initial Computation Period ends.

         (c)     For Vesting Purposes
                 Effective July 1, 1994, Years of Service for purposes of computing a Participant's Vested Percentage are referred to as Years of Vesting Service and are determined using the Elapsed Time Method.

                                      1-17

                 Prior to July 1, 1994, Years of Service for purposes of computing a Participant's Vested Percentage are referred to as Years of Vesting Service and are determined using the Hours of Service Method.

                 A Year of Vesting Service is credited for each Plan Year in which an Employee is credited with at least 1,000 Hours of Service. Only full Years of Service are credited.

                 Service shall be disregarded in computing a Participant's Years of Vesting Service under the Plan for Plan Years during a period prior to March 1, 1985, for which the Employee was eligible to make basic contributions (after-tax contributions) but declined to make any such contributions to the Plan, if such period occurred prior to his initial date of participation in the Plan.

                 Service shall be disregarded in computing a Participant's Years of Vesting Service for Plan Years during a period on or after March 1, 1985 but before October 1, 1993, for which the Employee was eligible to direct the Employer to make Salary Deferral Contributions on his behalf but declined to direct the Employer to make any such contributions to the Plan; and if such period occurred prior to his initial date of participation in the Plan.

                 Service prior to July 1, 1974, shall be disregarded in computing a Participant's Years of Vesting Service

         (d)     Loss of Service
                 If a Participant who is zero percent vested terminates employment and incurs at least five consecutive One Year Breaks-in-Service, he or she will lose all prior Eligibility Service and Vesting Service.

                                      1-18

                                   ARTICLE 2

                                 PARTICIPATION

2.01     Participation
         Effective July 1, 1994, an Employee who is a member of an Eligible Employee Classification will become eligible to participate in the Plan on the Entry Date which coincides with or next follows the completion of 6 months of employment.

         Prior to July 1, 1994, each Employee shall be eligible to become a Participant on the first day of the month coincident with or next following the earlier of:

         (a) the date he completes six (6) months of continuous employment(full-time employment), or

         (b)     the date he completes one (1) Year of Service

         provided he is still an Employee on such first day of the month.

2.02     Participation After Reemployment
         An Employee who has satisfied all of the eligibility requirements but terminates employment prior to his Entry Date will participate in the Plan immediately upon returning to the employ of the Employer.

         A Participant or Former Participant who has terminated employment will participate as an Active Participant in the Plan immediately upon returning to the employ of the Employer.

2.03     Change in Employment Classification
         In the event a Participant becomes ineligible to participate because he is no longer a member of an Eligible Employee Classification, the Participant will participate immediately upon his return to an Eligible Employee Classification.

         In the event an Employee who is not a member of an Eligible Employee Classification becomes a member of such a classification, such Employee will begin to participate immediately if he has satisfied the eligibility requirements which are specified in Section 2.01.

2.04     Portability
         In the event an individual is transferred to or from employment covered by this Plan from or to employment covered by another plan, the provisions of this Section 2.04 shall control in situations where the provisions of this Section 2.04 are in conflict with any other Section or Sections of the Plan.

         In the event that an individual is transferred from employment covered by a plan sponsored by a Portability Group Member to employment covered by this Plan, employment of such individual which is counted for eligibility, vesting, and/or benefit accrual under the other plan may be counted as Service for the same purpose under this Plan if provided for by the acquisition, merger, and/or adoption agreement. Provided, however, that participation in this Plan shall not commence prior to the date on which the transfer takes place.

         In the event that an individual is transferred from employment covered by this Plan to employment covered by a plan sponsored by a Portability Group Member, employment of such individual which is counted for vesting purposes under the other plan may be counted as Service for vesting purposes under this Plan. The individual's Accounts in the Plan shall be

                                      2-1
         maintained on an inactive basis and will continue to share in the allocation of investment earnings pursuant to Section 4.02 herof. Except as otherwise provided in this paragraph, such individual will not share in the allocation of Company Matching Contributions or Forfeitures under this Plan after the date of his transfer to employment covered by a Portability Group Member. In the Plan Year in which such transfer occurs, such individual shall be entitled to share in the Company Matching Contributions or Forfeitures under the Portability Group Member's plan.

                                      2-2

                                   ARTICLE 3

                              PARTICIPANT ACCOUNTS

3.01     Employee Account

         Employee Account means the Account of a Participant reflecting applicable Employee Contributions, investment income or loss allocated thereto and distributions. A Participant's Employee Account is 100% vested at all times.

         (a)     Employee Contributions

                 (1)      Amount of Contribution
                          Each Participant may elect to make an employee contribution each Accounting Period not to exceed 16.8% of the Participant's Compensation. Such contribution will be designated as a percentage of Compensation and will be equal to an even multiple of 1% or such other amount as allowed by the Plan Administrator.

                 (2)      Payroll Withholding
                          All Employee Contributions will be made pursuant to a Payroll Withholding Agreement in accordance with
                          Section 1.27.

                 (3)      Nondiscrimination Requirements
                          All Employee Contributions are Elective Contributions within the meaning of Section 4.05(a) and must satisfy the Nondiscrimination Requirements of Section 4.05.

                 (4)      Excess Deferrals
                          The maximum amount of Employee Contribution which can be made under the Plan on behalf of any Participant during any calendar year will be limited to that amount which would not constitute an Excess Deferral as defined in Section 4.05. The Plan Administrator will distribute any Excess Deferral, together with the income allocable to it, to the Participant no later than April 15 of the calendar year immediately following the year of the Excess Deferral. If a Participant notifies the Plan Administrator before March 1 of any calendar year that Excess Deferrals have been made on his account for the previous calendar year by reason of participation in a Cash or Deferred Arrangement maintained by another employer or employers, and if the Participant requests that the Plan Administrator distribute a specific amount to him on account of Excess Deferrals and certifies that the requested amount is an Excess Deferral, the Plan Administrator will designate the amount requested together with the income allocable to it as a distribution of Excess deferrals and distribute such amount no later than April 15 of that calendar year. The amount of Excess Deferrals to be distributed will be reduced by any Excess Contributions previously distributed or recharacterized with respect to the Plan Year beginning with or within the calendar year. The amount of income allocable to the Excess Deferral will be determined as described in Section 4.05.

                 (5)      Timing of Deposits
                          The Employer will deposit all Employee Contributions no later than 90 days after the date on which the amounts withheld would otherwise have been paid to the Participant in cash.

                                      3-1

         (b)     Financial Hardship Withdrawals
                 A Participant may file with the Plan Administrator a written request to withdraw, in order to avoid or alleviate a Financial Hardship, any amount not to exceed that portion of his Employee Account which represents the sum of

                   --     his total Employee Contributions made after 1988, and

                   -- his total Employee Contributions made before 1989 together with the income earned before 1989 which is allocable to those Contributions.

                 The Plan Administrator will allow Financial Hardship withdrawals only if they are necessary to satisfy a Participant's immediate and heavy financial need.

                 (1)      Immediate and Heavy Financial Need
                          Effective April 1, 1994, a withdrawal will be deemed to be made due to an immediate and heavy financial need of the Participant if it is made because of:

                            --     Expenses for medical care described in Code
                                   Section 213(d) previously incurred by the Participant, his spouse or any of his dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

                            -- Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

                            -- Payment of tuition or educational fees for up to the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Code
                                   Section 152);

                            --     Prevention of the eviction of the
                                   Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                 (2)      Necessary To Satisfy Financial Need
                          No withdrawal may exceed the amount necessary to satisfy the Participant's immediate and heavy financial need. However, the amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. The Plan Administrator will allow the withdrawal if it determines, after a full review of the Participant's written request and evidence presented by the Participant showing immediate and heavy financial need as well as the Participant's lack of other reasonably available resources, that the withdrawal is necessary to satisfy the need. No withdrawal will be treated as necessary to the extent it can be satisfied from other resources which are reasonably available to the Participant, including those of the Participant's spouse and minor children. A withdrawal will be treated as necessary to the extent the Participant demonstrates to the satisfaction of the Plan Administrator that the need cannot be relieved by any of the following:

                            -- Reimbursement or compensation by insurance or otherwise;

                            -- Reasonable liquidation of assets to the extent the liquidation would not itself cause an immediate and heavy financial need;

                            -- Cessation of Employee Contributions or Employee Contributions (as defined in
                                   Section 4.05(a)) or both under any plan
                                   maintained by any employer;

                                      3-2

                            --     Other distributions or nontaxable (at
                                   the time of the loan) loans from plans
                                   maintained by any employer;

                            --     Borrowing from commercial sources on
                                   reasonable commercial terms.

                          Unless the Plan Administrator has evidence to the contrary, it may rely upon the Participant's written representation that the need cannot be relieved by any of the foregoing.

                 (3)      Safe Harbor
                          Effective April 1, 1994, the Plan Administrator will not allow any withdrawal until the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available to the Participant under all plans maintained by the Employer as long as taking loans currently available to the Participant under any or all plans maintained by the Employer does not create a financial hardship. Upon the withdrawal of any portion of a Participant's Employee Account, the Participant will become ineligible for any Elective Contribution to this Plan or any other plan maintained by the Employer, or to make any contribution to this Plan or any other plan maintained by the Employer until the first day of the first Accounting Period which begins not less than 12 months following the date of withdrawal. For this purpose the phrase "any other plan maintained by the Employer" means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase includes stock option, stock purchase, or similar plans, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code Section 125. It does not include the mandatory employee contribution portion of a defined benefit plan, nor does it include a health or welfare benefit plan (including one that is part of a cafeteria plan within the meaning of Code Section 125).
                          Furthermore, the maximum amount of Employee
                          Contributions which can be made under the Plan on behalf of any Participant during the calendar year which follows the calendar year in which the withdrawal was made will be limited to the amount which would not be treated as an Excess Deferral for that year reduced by the amount of Employee Contributions made on behalf of the Participant in the calendar year of withdrawal.

         (c)     Distributions
                 No distribution may be made from the Participant's Employee Account or any account comprised of Matching Contributions or Nonelective Contributions which are treated as Elective Contributions in accordance with the provisions of Section 4.05(h) except under one of the following circumstances:

                   -- the Participant's retirement, death, disability or termination of employment;

                   --     the Participant's attaining of age 59 1/2;

                   --     the avoidance or alleviation of a Financial Hardship;

                   -- the termination of this Plan without the establishment of a successor plan within the meaning of Treasury Regulation Section
                          1.401(k)-1(d)(3);

                   -- the sale or other disposition by the Employer of at least 85 percent of the assets used by the Employer in a trade or business to an unrelated corporation which does not maintain the plan, but only if the Participant continues employment with the corporation acquiring the assets and only if the Employer continues to maintain this Plan; or

                                      3-3

                   -- the sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity which does not maintain the plan, but only if the Participant continues employment with the subsidiary and only if the Employer continues to maintain this Plan.

                 This paragraph does not apply to distributions of Excess Deferrals, Excess Contributions, or excess Annual Additions.

3.02     Pre 401(k) Account

         Pre 401(k) Account means the Account of a Participant reflecting applicable Pre 401(k) Contributions investment income or loss allocated thereto and distributions. A Participant's Pre 401(k) Account is 100% vested at all times.

         Prior to April 1, 1994, this account was the Employee
         Nondeferred Account.

         (a)     Frozen Account
                 The Pre-401(k) Account is a frozen account consisting of after-tax contributions contributed prior to March 1, 1985 and earnings thereof.

                 A Participant may withdraw all or any portion of his Pre 401(k) Account subject to a minimum of $300, or a Participant's full account balance if less.

3.03     Company Matching Account

         Company Matching Account means the Account of a Participant reflecting applicable contributions, forfeitures, investment income or loss allocated thereto and distributions. A Participant's Company Matching Account is subject to the Vesting Schedule.

         (a)     Company Match Contributions
                 Each Accounting Period, the Employer will, within the time prescribed by law for making a deductible contribution, make a Company Match Contribution to each Eligible Participant's Company Matching Account in an amount which is determined in accordance with this Section subject to the limitations of
                 Article 7.

                 The amount of Company Match Contribution to be made to an Eligible Participant's Company Matching Account is equal to 100% of that portion of the Participant's Employee Contribution which is not in excess of 4% of the Participant's Compensation.

                 All Company Match Contributions are Matching Contributions within the meaning of Section 4.05(a) and must satisfy the Nondiscrimination Requirements of Section 4.05.

         (b)     Application of Forfeitures
                 Forfeitures from a Participant's Company Matching Account will be added to the thrifters fund and allocated along with Company Matching Contributions on the last day of the Plan Year in which the forfeitures are determined to occur.

                 Forfeitures will be allocated by the ratio which each eligible Participant's Compensation bears to the total Compensation of all eligible Participants. An eligible Participant for purposes of allocating forfeitures is a Participant who has made Employee Contributions during the Plan Year and is actively employed on the last day of the Plan Year.

                                      3-4

         (c)     Withdrawals
                 A Participant must take any withdrawals available to him under
                 Section 3.02(a) and/or Section 3.04(b) before being eligible to make a Company Matching Account withdrawal.

                 A Participant will be permitted to make a Company Matching Account withdrawal if at least one of the following conditions applies:

                 (1) if the Employee has been a Participant for five or more years;

                 (2) if the Participant has attained age fifty-nine and one-half; or

                 (3) on account of a Participant's financial need or hardship as that term is defined in Section 3.01(b)(1).

                 A Company Matching Account withdrawal will not result in a suspension of Company Matching Contributions.

                 Effective April 1, 1994, a Participant with a date of participation on or after January 1, 1995 will not be eligible to make a withdrawal from his Company Matching Account for the condition stated in Section 3.03(c)(1).

                 Effective April 1, 1994, a Participant who is eligible to make a withdrawal from his Company Matching Account may not make a withdrawal from his Company Matching Account more frequently than once each Plan Year.

3.04     Rollover Account

         Rollover Account means the Account of a Participant reflecting applicable Rollover Contributions, investment income or loss allocated thereto and distributions. A Participant's Rollover Account is 100% vested at all times.

         (a)     Rollover Contributions
                 Rollover Contribution means a contribution to the Plan by a Participant where such contribution is the result of a prior distribution from an Individual Retirement Account, an Individual Retirement Annuity or another qualified plan. Such prior contribution must be a rollover amount described in
                 Section 402(c)(4) of the Code or a contribution described in
                 Section 408(d)(3) of the Code.

                 Each Employee who is a member of an Eligible Employee Classification, regardless of whether he is a Participant in the Plan, will have the right to make a Rollover Contribution of cash (or other property of a form acceptable to the Plan Administrator and the Trustee) into the Plan from another qualified plan. If the Employee is not a Participant hereunder, his Rollover Account will constitute his entire interest in the Plan. In no event will the existence of a Rollover Account entitle the Employee to participate in any other benefit provided by the Plan.

                 If specifically provided for in a Written Resolution, Rollover Contribution will also mean the amount of assets transferred, pursuant to Section 10.05, to this Plan from another plan which is qualified under Code Sections 401(a) and 501(a).

         (b)     Withdrawals
                 A Participant may withdraw all or any portion of his Rollover Account subject to the limitations of this Section.

                                      3-5

                                   ARTICLE 4

                            ACCOUNTING AND VALUATION

4.01     General Powers of the Plan Administrator
         The Plan Administrator will have the power to establish rules and guidelines, which will be applied on a uniform and non-discriminatory basis, as it deems necessary, desirable or appropriate with regard to accounting procedures and to the timing and method of contributions to and/or withdrawals from the Plan.

4.02     Accounting Procedure
         As of each Valuation Date, the Plan Administrator will determine from the Trustee the fair market value of Trust assets and will, subject to the provisions of this Article, determine the allocation of such value among the Accounts of the Participants; in doing so, the Plan Administrator will in the following order:

         (a) Credit or charge, as appropriate, to the proper Accounts all transfers, payments, forfeitures, withdrawals or other distributions made to or from such Accounts during the current Accounting Period that have not been previously credited or charged.

         (b) Dividends and other distributions on common stock of the Employer shall be allocated to each Participant's Accounts in the ratio that the number of shares of common stock of the Employer in such Account on the Valuation Date bears to the total number of shares of common stock of the Employer in all such Accounts as of such Valuation Date (or such other date as determined by the Committee on a uniform and nondiscriminatory basis).

         (c) Credit or charge, as applicable, each Account that is in existence on the Valuation Date with its pro rata portion of the appreciation or depreciation in the fair market value of the Trust Fund since the prior Valuation Date. Such appreciation or depreciation will reflect investment income, realized and unrealized gains and losses, other investment transactions and expenses paid from the Trust Fund. Such pro rata crediting or charging will be based upon the current amounts of the Accounts as adjusted by the above step (a). The Plan Administrator will establish the guidelines under which any appreciation or depreciation is allocated to the various Accounts as of the first Valuation Date for the Plan.

         (d) Credit to the proper Accounts all contributions and reallocated forfeitures which are to be credited for the current Accounting Period.

                 Effective October 1, 1993, allocated amounts of dividends and other distributions received on common stock of the Employer shall be reinvested in a nondiscriminatory manner based on a policy established by the Plan Administrator.

                 Prior to October 1, 1993, allocated amounts of dividends and other distributions received on common stock of the Employer shall be reinvested in common stock of the Company, to the extent practicable.

4.03     Miscellaneous

         (a)     General Powers of the Trustee
                 The Trustee will have the power to establish rules and guidelines as it deems necessary, desirable or appropriate with regard to the directed investment of contributions in accordance with this Section. Included in such powers, but not by way of limitation, are

                                      4-1
                 the following powers and rights.

                 (1) To temporarily invest those contributions which are pending directed investment in a Specific Investment Fund, in the General Investment Fund or in some other manner as determined by the Trustee.

                 (2) To establish rules with regard to the transfer of all or any part of the balance of an Account or Accounts of a given Participant from one Investment Fund to another.

                 (3) To maintain any part of the assets of any Investment Fund in cash, or in demand or short-term time deposits bearing a reasonable rate of interest, or in a short-term investment fund that provides for the collective investment of cash balances or in other cash equivalents having ready marketability, including, but not limited to, U.S. Treasury Bills, commercial paper, certificates of deposit, and similar types of short- term securities, as may be deemed necessary by the Trustee in its sole discretion.

                 The Trustee will not be liable for any loss that results from the Participant's exercise of control over the investment of the Participant's Account. If the Participant fails to provide directions, the Plan Administrator will direct the investment of the Participant's Account. The Trustee will have no duty to review or make recommendations regarding a Participant's investment directions.

         (b)     Accounting
                 The Plan Administrator will maintain a set of accounts for each Investment Fund. The accounts of the Plan Administrator for each Investment Fund will indicate separately the dollar amounts of all contributions made to such Investment Fund by or on behalf of each Participant from time to time. The Plan Administrator will compute the net income from investments; net profits or losses arising from the sale, exchange, redemption, or other disposition of assets, and the prorata share attributable to each Investment Fund of the expenses of the administration of the Plan and Trust and will debit or credit, as the case may be, such income, profits or losses, and expenses to the unsegregated balance in each Investment Fund from time to time. To the extent that the expenses of the administration of the Plan and Trust are not directly attributable to a given Investment Fund, such expenses, as of a given Valuation Date, will be prorated among each Investment Fund; such allocation of expenses will, in general, be performed in accordance with the guidelines which are specified in this Article.

         (c)     Future Contributions
                 Effective April 1, 1994, each Participant who elects to participate in the Plan will designate, in writing, the particular percentage of those contributions (which are subject to Participant direction of investment) which is to be deposited in the various available Investment Funds. Written designations will be made not later than 15 days before the first day of each Accounting Period (or at some other time as specified by the Plan Administrator) and will be effective for such Accounting Period and each Accounting Period thereafter until modified. A Participant may modify his election with respect to future contributions as of the first day of the Accounting Period, but no more frequently than once each calendar quarter. Designations will be limited to multiples of 5% (or such other reasonable increments as determined by the Plan Administrator). If any Participant fails to make a designation by the appropriate date, he will be deemed to have designated an Investment Fund(s) as determined by the Plan Administrator.

                 Prior to April 1, 1994, a Participant may make or revoke such election for future investment of contributions made under this Plan as of the first day of any future pay

                                      4-2
                 period, provided sufficient notice is provided to allow the modification to be made, and provided at least six months have elapsed since the last such election by the Participant.

         (d)     Change in Investment of Past Contributions
                 Effective April 1, 1994, a Participant may file a written election with the Plan Administrator to shift the aggregate amount or reasonable increments (as determined by the Plan Administrator) of the balance of his existing Account or Accounts which are subject to Participant direction of investment among the various available Investment Funds as of the first day of each Accounting Period (or such other time or times as determined by the Plan Administrator). A Participant may modify his election with respect to his investment of past contributions once each calendar quarter. The form of such written election will be specified by the Plan Administrator and will be filed not later than 15 days before the effective date of the shift (or at such other time as determined by the Plan Administrator).

                 Prior to April 1, 1994, a Participant may direct that amounts held on his behalf in an investment fund be transferred to any of the other permitted investment funds. Provided, however, that if a Participant directs that stock of the Employer be held for him to be sold and transferred to one of the other permitted investment funds, he may not direct that the proceeds, less any applicable expense of sale, be reinvested in such stock until at least six months following the date of such sale. In addition, a Participant who has less than three years of Vesting Service who directs that stock of the Company be sold may not have the resulting proceeds reinvested in such stock until he has three years of Vesting Service.

         (e)     Addition and Deletion of Specific Investment Funds
                 Specific Investment Funds may be made available from time to time by the Trustee. Specific Investment Funds, as are from time to time made available by the Trustee, may be deleted or added from time to time by the Plan Administrator. The Plan Administrator will establish guidelines for the proper administration of affected Accounts when a Specific Investment Fund is added or deleted.

         (f) Election to Invest Accounts Effective April 1, 1994, each Participant will instruct the Plan Sponsor to invest future contributions to the Plan made on his behalf. The one election will apply to all of a Participant's Accounts.

         (g) Special Procedures for Rule 16(b)-3 Notwithstanding any provision of this Plan to the contrary, those participants who have been designated as "insiders" of either FirstMiss Gold or First Mississippi or both, within the scope of Rule 16(b)-3, adopted by the Securities and Exchange Commission, must follow the Company procedures, not included within the Plan, with regard to withdrawals, cessation of participation in and ongoing purchases of the particular investment account (stock fund) of which the participant is an "insider".

4.04     Reserved

                                      4-3

         4.05  Nondiscrimination Requirements

         (a) Definitions Applicable to the Nondiscrimination Requirements The following definitions apply to this Section:

                 (1)      Aggregate Limit
                          With respect to a given Plan Year, Aggregate Limit means the greater of the sum of ((A) + (B)) or the sum of ((C) + (D)) where:

                          (A)     is equal to 125% of the greater of DP or CP;

                          (B) is equal to 2 percentage points plus the lesser of DP or CP, not to exceed 2 times the lesser of DP or CP;

                          (C)     is equal to 125% of the lesser of DP or CP;

                          (D) is equal to 2 percentage points plus the greater of DP or CP, not to exceed 2 times the greater of DP or CP;

                          DP represents the Deferral Percentage for the Non-highly Compensated Group eligible under the Cash or Deferred Arrangement for the Plan Year; and

                          CP represents the Contribution Percentage for the Non-highly Compensated Group eligible under the plan providing for the Employee Contributions or Employer Matching Contributions for the Plan Year beginning with or within the Plan Year of the Cash or Deferred Arrangement.

                 (2)      Cash or Deferred Arrangement (CODA)
                          A Cash or Deferred Election is any election (or modification of an earlier election) by an Employee to have the Employer either:

                            -- provide an amount to the Employee in the form of cash or some other taxable benefit that is not currently available, or

                            -- contribute an amount to the Plan (or provide an accrual or other benefit) thereby deferring receipt of Compensation.

                          A Cash or Deferred Election will only be made with respect to an amount that is not currently available to the Employee on the date of election. Further, a Cash or Deferred Election will only be made with respect to amounts that would have (but for the Cash or Deferred Election) become currently available after the later of the date on which the Employer adopts the Cash or Deferred Arrangement or the date on which the arrangement first becomes effective.

                          A Cash or Deferred Election does not include a one-time irrevocable election upon the Employee's commencement of employment or first becoming an Eligible Employee.

                 (3)      Compensation
                          For purposes of this Section, Compensation means Aggregate Compensation as defined in Section 7.03(a) plus amounts contributed by the Employer pursuant to
                          a salary    reduction agreement which are excludable
                          from the gross income of the Employee under  Code
                          Section 125, 402(a)(8), 402(h) or 403(b).
                          Compensation in excess of the    Statutory
                          Compensation Limit is disregarded.

                                      4-4

                          The period used to determine an Employee's
                          Compensation for a Plan Year may be limited to that portion of the Plan Year in which the Employee was an Eligible Employee, provided that this method is applied uniformly to all Eligible Employees under the Plan for the Plan Year.

                 (4)      Contribution Percentage
                          Contribution Percentage means, for any specified group, the average of the ratios calculated (to the nearest one-hundredth of one percent) separately for each Participant in the group, of the amount of Employee Contributions and Matching
                          Contributions which are made by or on behalf of each Participant for a Plan Year to each Participant's Compensation for the Plan Year.

                          For purposes of determining the Contribution
                          Percentage, each Employee who is eligible under the terms of the Plan to make or to have contributions made on his behalf is treated as a Participant.
                          The Contribution Percentage of an eligible Employee who makes no Employee Contribution and receives no Matching Contribution is zero.

                          For purposes of determining the Contribution
                          Percentage of a Participant who is a Highly
                          Compensated Employee, the Compensation of and all Employee Contributions and Matching Contributions for the Participant include, in accordance with the provisions of Section 4.05(d), the Compensation of and all Employee Contributions and Matching Contributions for any Family Member of the Participant.

                          The Contribution Percentage of a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee Contributions or receive an allocation of Matching Contributions (including Elective Contributions and Nonelective Contributions which are treated as Employee or Matching Contributions for purposes of the Contribution Percentage Test) allocated to his accounts under two or more plans which are sponsored by the Employer will be determined as if the Employee and Matching Contributions were made under a single plan. For purposes of this paragraph, if a Highly Compensated Employee participates in two or more such plans which have different Plan Years, all plans ending with or within the same calendar year will be treated as a single plan.

                 (5)      Contribution Percentage Test
                          The Contribution Percentage Test is a test applied on a Plan Year basis to determine whether a plan meets the requirements of Code Section 401(m). The Contribution Percentage Test may be met by either satisfying the General Contribution Percentage Test or the Alternative Contribution Percentage Test.

                          The General Contribution Percentage Test is satisfied if the Contribution Percentage for the Highly Compensated Group does not exceed 125% of the Contribution Percentage for the Non-highly Compensated Group.

                          The Alternative Contribution Percentage Test is satisfied if the Contribution Percentage for the Highly Compensated Group does not exceed the lesser of:

                            --     the Contribution Percentage for the
                                   Non-highly Compensated Group plus 2
                                   percentage points, or

                            --     the Contribution Percentage for the
                                   Non-highly Compensated Group
                                   multiplied by 2.0.

                          If (i) one or more Highly Compensated Employees of the Employer or any Related

                                      4-5

                          Employer are eligible to participate in both a Cash or Deferred Arrangement and a plan which provides for Employee Contributions or Matching Contributions,
                          (ii) the Deferral Percentage for the Highly
                          Compensated Group does not satisfy the General Deferral Percentage Test, and (iii) the
                          Contribution Percentage for the Highly Compensated Group does not satisfy the General Contribution Percentage Test, then the Contribution Percentage Test will be deemed to be satisfied only if the sum of the Deferral Percentage and the Contribution Percentage for the Highly Compensated Group does not exceed the Aggregate Limit.

                          The Plan will not fail to satisfy the Contribution Percentage test merely because all of the Eligible Employees under the Plan for a Plan Year are Highly Compensated Employees.

                 (6)      Deferral Percentage
                          Deferral Percentage means, for any specified group, the average of the ratios calculated (to the nearest one-hundredth of one percent) separately for each Participant in the group, of the amount of Elective Contributions which are made on behalf of each Participant for a Plan Year to each Participant's Compensation for the Plan Year.

                          For purposes of determining the Deferral Percentage, each Employee who is eligible under the terms of the Plan to have contributions made on his behalf is treated as a Participant. The Deferral Percentage of an eligible Employee who makes no Elective Contribution is zero.

                          For purposes of determining the Deferral Percentage of a Participant who is a Highly Compensated Employee, the Compensation of and Elective Contributions for the Participant include, in accordance with the provisions of Section 4.05(d), the Compensation and all Elective Contributions for any Family Member of the Participant.

                          The Deferral Percentage of a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions (including Nonelective Contributions or Matching Contributions which are treated as Elective Contributions for purposes of the Deferral Percentage Test) allocated to his accounts under two or more Cash or Deferred Arrangements which are maintained by the Employer will be determined as if the Elective Contributions were made under a single Arrangement. For purposes of this paragraph, if a Highly Compensated Employee participates in two or more Cash or Deferred Arrangements which have different Plan Years, all Cash or Deferred Arrangements ending with or within the same calendar year will be treated as a single Arrangement.

                 (7)      Deferral Percentage Test
                          The Deferral Percentage Test is a test applied on a Plan Year basis to determine whether a plan meets the requirements of Code Section 401(k). The Deferral Percentage Test may be met by either satisfying the General Deferral Percentage Test or the Alternative Deferral Percentage Test.

                          The General Deferral Percentage Test is satisfied if the Deferral Percentage for the Highly Compensated Group does not exceed 125% of the Deferral Percentage for the Non-highly Compensated Group.

                          The Alternative Deferral Percentage Test is satisfied if the Deferral Percentage for the Highly
                          Compensated Group does not exceed the lesser of:

                                      4-6

                            -- the Deferral Percentage for the Non-highly Compensated Group plus 2 percentage points, or

                            -- the Deferral Percentage for the Non-highly Compensated Group multiplied by 2.0.

                          If (i) one or more Highly Compensated Employees of the Employer or any Related Employer are eligible to participate in both a Cash or Deferred Arrangement and a plan which provides for Employee Contributions or Matching Contributions, (ii) the Deferral Percentage for the Highly Compensated Group does not satisfy the General Deferral Percentage Test, and
                          (iii) the Contribution Percentage for the Highly Compensated Group does not satisfy the General Contribution Percentage Test, then the Deferral Percentage Test will be deemed to be satisfied only if the sum of the Deferral Percentage and the Contribution Percentage for the Highly Compensated Group does not exceed the Aggregate Limit.

                          The Plan will not fail to satisfy the Deferral Percentage test merely because all of the Eligible Employees under the Plan for a Plan Year are Highly Compensated Employees.

                 (8)      Elective Contribution
                          Elective Contribution means any contribution made by the Employer to a Cash or Deferred Arrangement on behalf of and at the election of an Employee. An Elective Contribution will be taken into account for a given Plan Year only if:

                            -- The Elective Contribution is allocated to the Participant's Account as of a date within the Plan Year to which it relates;

                            -- The allocation is not contingent upon the Employee's participation in the Plan or performance of services on any date after the allocation date;

                            -- The Elective Contribution is actually paid to the trust no later than 12 months after the end of the Plan Year to which the Elective Contribution relates; and

                            --     The Elective Contribution relates to
                                   Compensation which either (i) but for the Participant's election to defer, would have been received by the Participant in the Plan Year or (ii) is attributable to services performed by the Participant in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within two and one-half months after the close of the Plan Year.

                          Elective Contributions will be treated as Employer Contributions for purposes of Code Sections 401(a), 401(k), 402(a), 404, 409, 411, 412, 415, 416, and
                          417.

                 (9)      Elective Deferral
                          Elective Deferral means the sum of the following:

                            -- Any Elective Contribution to any Cash or Deferred Arrangement to the extent it is not includable in the Participant's gross income for the taxable year of contribution;

                                      4-7

                            -- Any employer contribution to a simplified employee pension as defined in Code Section 408(k) to the extent not includable in the Participant's gross income for the taxable year of contribution;

                            -- Any employer contribution to an annuity contract under Code Section 403(b) under a salary reduction agreement to the extent not includable in the Participant's gross income for the taxable year of contribution; plus

                            -- Any employee contribution designated as deductible under a trust described in Code
                                   Section 501(c)(18) for the taxable year of contribution.

                 (10)     Eligible Employee
                          Eligible Employee means an Employee who is directly or indirectly eligible to make a Cash or Deferred Election under the Plan for all or a portion of the Plan Year. An Employee who is unable to make a Cash or Deferred Election because the Employee has not contributed to another plan is also an Eligible Employee. An Employee who would be eligible to make Elective Contributions but for a suspension due to a distribution, a loan, or an election not to participate in the Plan, is treated as an Eligible Employee for purposes of Code Section 401(k)(3) and 401(m) for a Plan Year even though the Employee may not make a Cash or Deferred Election due to the suspension. Also, an Employee will not fail to be treated as an Eligible Employee merely because the employee may receive no additional Annual Additions because of Code Section 415(c)(1) or 415(e).

                 (11)     Employee Contribution
                          Employee Contribution means any contribution made by an Employee to any plan maintained by the Employer or any Related Employer which is other than an Elective Contribution and which is designated or treated at the time of contribution as an after-tax contribution. Employee Contributions include amounts attributable to Excess Contributions which are recharacterized as Employee Contributions.

                 (12)     Excess Contribution
                          Excess Contribution means, for each member of the Highly Compensated Group, the amount of Elective Contribution (including any Qualified Nonelective Contributions and Qualified Matching Contributions which are treated as Elective Contributions) which exceeds the maximum contribution which could be made if the Deferral Percentage Test were to be satisfied.

                 (13)     Excess Aggregate Contribution
                          Excess Aggregate Contribution means, for each member of the Highly Compensated Group, the amount of Employee and Matching Contributions (including any Qualified Nonelective Contributions and Elective Contributions which are treated as Matching Contributions) which exceeds the maximum contribution which could be made if the Contribution Percentage Test were to be satisfied.

                 (14)     Excess Deferral
                          Excess Deferral means, for a given calendar year, that amount by which each Participant's total Elective Deferrals under all plans of all employers exceed the dollar limit in effect under Code
                          Section 402(g) for the calendar year.

                                      4-8

                 (15)     Matching Contribution
                          Matching Contribution means any contribution made by the Employer to any plan maintained by the Employer or any Related Employer which is based on an Elective Contribution or an Employee Contribution together with any forfeiture allocated to the Participant's Account on the basis of Elective Contributions, Employee Contributions or Matching Contributions. A Matching Contribution will be taken into account for a given Plan Year only if:

                            -- The Matching Contribution is allocated to a Participant's Account as of a date within the Plan Year to which it relates;

                            -- The allocation is not contingent upon the Employee's participation in the
                                   Plan or performance of services on any
                                   date after the allocation date;

                            -- The Matching Contribution is actually paid to the Trust no later than 12 months after the end of the Plan Year to which the Matching Contribution relates; and

                            -- The Matching Contribution is based on an Elective or Employee Contribution for the Plan Year.

                          Any contribution or allocation, other than a Qualified Nonelective Contribution, which is used to meet the minimum contribution or benefit requirement of Code Section 416 is not treated as being based on Elective Contributions or Employee Contributions and therefore is not treated as a Matching Contribution.

                          Qualified Matching Contribution means a Matching Contribution which is 100% vested and may be withdrawn or distributed only under the conditions described in Treasury Regulation 1.401(k)-1(d).

                 (16)     Nonelective Contribution
                          Nonelective Contribution means any Employer
                          Contribution, other than a Matching Contribution, which meets all of the following requirements:

                            -- The Nonelective Contribution is allocated to a Participant's Account as of a date within the Plan Year to which it relates;

                            -- The allocation is not contingent upon the Employee's participation in the Plan or performance of services on any date after the allocation date;

                            -- The Nonelective Contribution is actually paid to the Trust no later than 12 months after the end of the Plan Year to which the Nonelective Contribution relates; and

                            -- The Employee may not elect to have the Nonelective Contribution paid in cash in lieu of being contributed to the Plan.

                          Qualified Nonelective Contribution means a
                          Nonelective Contribution which is 100% vested and may be withdrawn or distributed only under the conditions described in Treasury Regulation 1.401(k)-1(d).

                                      4-9

         (b)     Application of Deferral Percentage Test
                 All Elective Contributions, including any Elective Contributions which are treated as Employee or Matching Contributions with respect to the Contribution Percentage Test, must satisfy the Deferral Percentage Test. Furthermore, any Elective Contributions which are not treated as Employee or Matching Contributions with respect to the Contribution Percentage Test must satisfy the Deferral Percentage Test.
                 The Plan Administrator will determine as soon as administratively feasible after the end of the Plan Year whether the Deferral Percentage Test has been satisfied. If the Deferral Percentage Test is not satisfied, the Employer may elect to make an additional contribution to the Plan on account of the Non-highly Compensated Group. The additional contribution will be treated as a Nonelective Contribution.

                 If the Deferral Percentage Test is not satisfied after any Nonelective Contributions, the Plan Administrator may, in its sole discretion, recharacterize all or any portion of the Excess Contribution of each Highly Compensated Employee as an Employee Contribution if Employee Contributions are otherwise allowed by the Plan. If so, the Plan Administrator will notify all affected Participants and the Internal Revenue Service of the amount recharacterized no later than the 15th day of the third month following the end of the Plan Year in which the Excess Contribution was made. Excess Contributions will be includable in the Participant's gross income on the earliest date any Elective Contribution made on behalf of the Participant during the Plan Year would have been received by the Participant had the Participant elected to receive the amount in cash. Recharacterized Excess Contributions will continue to be treated as Employer Contributions that are Elective Contributions for all other purposes under the Code, including Code Sections 401(a) (other than 401(a)(4) and 401(m)), 404, 409, 411, 412, 415, 416, 417 and 401(k)(2).
                 With respect to the Plan Year for which the Excess Contribution was made, the Plan Administrator will treat the recharacterized amount as an Employee Contribution for purposes of the Deferral Percentage Test and the Contribution Percentage Test and for purposes of determining whether the Plan meets the requirements of Code Section 401(a)(4), but not for any other purposes under this Plan. Therefore, recharacterized amounts will remain subject to the nonforfeiture requirements and distribution limitations which apply to Elective Contributions.

                 If the Deferral Percentage Test is still not satisfied, then after the close of the Plan Year in which the Excess Contribution arose but within 12 months after the close of that Plan Year, the Plan Administrator will distribute the Excess Contributions, together with allocable income, to the affected Participants of the Highly Compensated Group to the extent necessary to satisfy the Deferral Percentage Test. Failure to do so will cause the Plan to not satisfy the requirements of Code Section 401(a)(4) for the Plan Year for which the Excess Contribution was made and for all subsequent Plan Years for which the Excess Contribution remains uncorrected.

                 The amount of Excess Contribution to be distributed to a Highly Compensated Employee for a Plan Year will be reduced by any Excess Deferrals previously distributed to the Participant for the calendar year ending with or within the Plan Year in accordance with Code Section 402(g)(2).

                 Excess Contributions will be treated as Employer Contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

         (c)     Application of Contribution Percentage Test
                 Employee Contributions and Matching Contributions, disregarding any Matching Contributions which are treated as Elective Contributions with respect to the Deferral Percentage Test, must satisfy the Contribution Percentage Test. The Plan Administrator will determine as

                                      4-10
                 soon as administratively feasible after the end of the Plan Year whether the Contribution Test has been satisfied. If the Contribution Percentage Test is not satisfied, the Employer may elect to make an additional contribution to the Plan for the benefit of the Non-Highly Compensated Group. The additional contribution will be treated as a Nonelective Contribution.

                 If the Contribution Percentage Test is still not satisfied, then after the close of the Plan Year in which the Excess Aggregate Contribution arose but within 12 months after the close of that Plan Year, the Plan Administrator will distribute (or forfeit, to the extent not vested) the Excess Aggregate Contributions, together with allocable income, to the affected Participants of the Highly Compensated Group to the extent necessary to satisfy the Contribution Percentage Test. Failure to do so will cause the Plan to not satisfy the requirements of Code Section 401(a)(4) for the Plan Year for which the Excess Aggregate Contribution was made and for all subsequent Plan Years for which the Excess Aggregate Contribution remains uncorrected.

                 The determination of any Excess Aggregate Contributions will be made after the recharacterization of any Excess Contributions as Employee Contributions.

                 Excess Aggregate Contributions, including forfeited Matching Contributions, will be treated as Employer Contributions for purposes of Code Sections 404 and 415 even if they are distributed from the Plan.

                 Forfeited Matching Contributions that are reallocated to the Accounts of other Participants are treated as Annual Additions under Code Section 415 for the Participant whose Accounts they are reallocated to and for the Participants from whose Accounts they are forfeited.

         (d)     Family Aggregation
                 The Deferral Percentage or the Contribution Percentage (the "Relevant Percentage") for any Highly Compensated Employee who is subject to the family aggregation rules of Section 1.18(c) will be determined by combining the Elective Contributions, Employee Contributions, Matching Contribution, amounts treated as Elective or Matching Contributions and Compensation of all the eligible Family Members.

                 The determination and correction of Excess Contributions and Excess Aggregate Contributions of a Highly Compensated Employee whose Relevant Percentage is determined under the family aggregation rules is accomplished by reducing the Relevant Percentage as provided for in Sections 4.05(b) and 4.05(c) and Excess Contributions or Excess Aggregate Contributions for the family group are allocated among the Family Members whose contributions were combined to determine the Relevant Percentage in proportion to the Elective Contributions or Nonelective and Matching Contributions of each Family Member.

                 For all purposes under this Section, the contributions and compensation of eligible Family Members who are not Highly Compensated Employees without regard to family aggregation are disregarded when determining the Relevant Percentage for the Non-highly Compensated Group.

         (e) Reduction of Excess Amounts The total Excess Contribution or total Excess Aggregate Contribution will be reduced in a manner so that the Deferral Percentage or the Contribution Percentage (Relevant Percentage) of the affected Participant(s) with the highest Relevant Percentage will first be lowered to a point not less than the level of the affected Participant(s) with the next highest Relevant Percentage. If further overall reductions are required to satisfy the

                                      4-11
                 relevant test, each of the above Participants' (or groups of Participants') Relevant Percentage will be lowered to a point not less than the level of the affected Participant(s) with the next highest Relevant Percentage, and so on continuing until sufficient total reductions have occurred to achieve satisfaction of the relevant test.

         (f)     Priority of Reductions
                 The Plan Administrator will determine the method and order of correcting Excess Contributions and Excess Aggregate Contributions. The method of correcting Excess Contributions and Excess Aggregate Contributions must meet the requirements of Code Section 401(a)(4). The determination of whether a rate of Matching Contribution discriminates under Code Section 401(a)(4) will be made after making any corrective distributions of Excess Deferrals, Excess Contributions and Excess Aggregate Contributions.

                 Excess Aggregate Contributions (and any attributable income) will be corrected first, by distributing any excess Employee Contributions (and any attributable income); then by distributing vested excess Matching Contributions (and any attributable income); and finally, by forfeiting or distributing non-vested Matching Contributions (and any attributable income). The Plan will not distribute Employee Contributions while the Matching Contributions based upon those Employee Contributions remain allocated.

         (g)     Income
                 The income allocable to any Excess Contribution made to a given Account for a given Plan Year will be equal to the total income allocated to the Account for the Plan Year, multiplied by a fraction, the numerator of which is the amount of the Excess Contribution and the denominator of which is equal to the sum of the balance of the Account at the beginning of the Plan Year plus the Participant's Elective Contributions and amounts treated as Elective Contributions for the Plan Year.

                 The income allocable to any Excess Aggregate Contribution made to a given Account for a given Plan Year will be equal to the total income allocated to the Account for the Plan Year, multiplied by a fraction, the numerator of which is the amount of the Excess Aggregate Contribution and the denominator of which is equal to the sum of the balance of the Account at the beginning of the Plan Year plus the Participant's Employee and Matching Contributions and amounts treated as Employee and Matching Contributions for the Plan Year.

                 Notwithstanding the foregoing, the Plan may use any reasonable method for computing the income allocable to any Excess Contribution or Excess Aggregate Contribution provided the method does not violate Code Section 401(a)(4), is used consistently for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to the Participants' Accounts.

                 Income includes all earnings and appreciation, including interest, dividends, rents, royalties, gains from the sale of property, and appreciation in the value of stocks, bonds, annuity and life insurance contracts and other property, regardless of whether the appreciation has been realized.

         (h)     Treatment as Elective Contributions
                 The Plan Administrator may, in its discretion, treat all or any portion of Qualified Nonelective Contributions or Qualified Matching Contributions or both, whether to this Plan or to any other qualified plan which has the same Plan Year and is maintained by the Employer or a Related Employer, as Elective Contributions for purposes of satisfying the Deferral Percentage Test if they meet all of the following requirements:

                                      4-12

                   --     All Nonelective Contributions, including the
                          Qualified Nonelective Contributions treated   as
                          Elective Contributions for purposes of the Deferral Percentage Test, satisfy the requirements of Code
                          Section 401(a)(4);

                   -- Any Nonelective Contributions which are not treated as Elective Contributions for purposes of the Deferral Percentage Test or as Matching Contributions for purposes of the Contribution Percentage Test satisfy the requirements of Code Section 401(a)(4);

                   -- The Qualified Matching Contributions which are treated as Elective Contributions for purposes of the Deferral Percentage Test are not taken into account in determining whether any Employee Contributions or other Matching Contributions satisfy the Contribution Percentage Test;

                   -- Any Matching Contributions which are not treated as Elective Contributions for purposes of the Deferral Percentage Test satisfy the requirements of Code
                          Section 401(m); and

                   -- The plan which includes the Cash or Deferred Arrangement and the plan or plans to which the Qualified Nonelective Contributions and Qualified Matching Contributions are made could be aggregated for purposes of Code Section 410(b).

         (i)     Treatment as Matching Contributions
                 The Plan Administrator may, in its discretion, treat all or any portion of Qualified Nonelective Contributions or Elective Contributions or both, whether to this Plan or to any other qualified plan which has the same Plan Year and is maintained by the Employer or a Related Employer, as Matching Contributions for purposes of satisfying the Contribution Percentage Test if they meet all of the following requirements:

                   -- All Nonelective Contributions, including the Qualified Nonelective Contributions treated as Matching Contributions for purposes of the Contribution Percentage Test, satisfy the requirements of Code Section 401(a)(4);

                   -- Any Nonelective Contributions which are not treated as Elective Contributions for purposes of the Deferral Percentage Test or as Matching Contributions for purposes of the Contribution Percentage Test satisfy the requirements of Code
                          Section 401(a)(4);

                   -- The Elective Contributions which are treated as Matching Contributions for purposes of the Contribution Percentage Test are not taken into account in determining whether any other Elective Contributions satisfy the Deferral Percentage Test;

                   -- The Qualified Nonelective Contributions and Elective Contributions which are treated as Matching Contributions for purposes of the Contribution Percentage Test are not taken into account in determining whether any other contributions or benefits satisfy Code Section 401(a); and

                   -- All Elective Contributions, including those treated as Matching Contributions for purposes of the Contribution Percentage Test, satisfy the requirements of Code Section 401(k)(3); and

                   -- The plan that takes Qualified Nonelective Contributions and Elective Contributions into account in determining whether Employee and Matching Contributions satisfy the

                                      4-13
                          requirements of Code Section 401(m)(2)(A) and the plan or plans to which the Qualified Nonelective Contributions and Elective Contributions are made could be aggregated for purposes of Code Section 410(b).

         (j)     Aggregation of Plans
                 If the Employer or a Related Employer sponsors one or more other plans which include a Cash or Deferred Arrangement, the Employer may elect to treat any two or more of such plans as an aggregated single plan for purposes of satisfying Code Sections 401(a)(4), 401(k) and 410(b). The Cash of Deferred Arrangements included in such aggregated plans will be treated as a single Arrangement for purposes of this Section.
                 However, only those plans that have the same plan year may be so aggregated.

                 If the Employer or a Related Employer sponsors one or more other plans to which Employee Contributions or Matching Contributions are made, the Employer may elect to treat any two or more of such plans as an aggregated single plan for purposes of satisfying Code Sections 401(a)(4), 401(m) and 410(b). However, only those plans that have the same plan year may be so aggregated.

                 Any such aggregation must be made in accordance with Treasury Regulation 1.401(k)-1(b)(3). For example, contributions and allocations under the portion of a plan described in Code
                 Section 4975(e)(7) (an ESOP) may not be aggregated with the portion of a plan not described in Code Section 4975(e)(7) (a non-ESOP) for purposes of determining whether the ESOP or non-ESOP satisfies the requirements of Code Sections 401(a)(4), 401(k), 401(m) and 410(b).

                 Plans that could be aggregated under Code Section 410(b) but that are not actually aggregated for a Plan Year for purposes of Code Section 410(b) may not be aggregated for purposes of Code Sections 401(k) and 401(m).

                                      4-14

                                   ARTICLE 5


                              RETIREMENT BENEFITS

5.01     Valuation of Accounts
         For purposes of this Article, the value of a Participant's Accrued Benefit will be determined as of the Valuation Date coincident with or immediately preceding the date that benefits are to be distributed.

5.02     Normal and Early Retirement
         After an Active Participant reaches his Normal Retirement Date, he may elect to retire. Upon such retirement he will become a Retired Participant and his Accrued Benefit will become distributable to him. A Participant's Accrued Benefit will become nonforfeitable no later than the date upon which he attains his Normal Retirement Age. The form of benefit payment will be governed by the provisions of Section 5.05.

         As of a Participant's Early Retirement Date, a Participant may retire from Service or he may elect to continue in Service. If such a Participant continues in Service, then he shall continue to be treated in all respects as a Particpant until his actual retirement, and no retirement benefit shall be payable prior to his separation from Service. If a Participant separates from Service before satisfying the age requirement for early retirement then the Participant shall be entitled to elect immediate commencement of benefit payments from his Account upon satisfaction of such age requirement

         Effective April 1, 1994, if a Participant separates from Service before satisfying the age and service requirement for early retirement then the Participant shall not be eligible for Early Retirement benefits under the Plan.

5.03     Disability Retirement
         In the event of a Participant's termination due to Disability, he will be entitled to begin to receive a distribution of his Accrued Benefit which will become nonforfeitable as of his date of termination. The form of benefit payment will be governed by the provisions of Section 5.05.

         Disability shall mean a Participant's total and permanent disability as a result of a disease or bodily injury which renders the Participant incapable of engaging in substantial gainful activity, and as a result of such disability he is qualified for and is receiving either (a) disability benefits under the Social Security Act or (b) payments (other than Worker's Compensation or Health Care Benefits) payable directly or indirectly by the Employer or its' insurer as a result of the Participant's sickness or injury under any long term disability program maintained by the Employer.

5.04     Termination of Employment

         (a)     In General
                 If a Participant's employment terminates for any reason other than retirement, death, or disability his Vested Accrued Benefit will become distributable to him as of the Valuation Date which coincides with or next follows his date of termination of employment (or as of such earlier date as determined by the Plan Administrator in a uniform and nondiscriminatory manner). The form of benefit payment will be governed by the provisions of Section 5.05.

         (b)     Cash-Out Distribution

                                      5-1

                 If a Participant terminates employment and receives a distribution equal to the Vested Percentage of his Company Matching Account, a Cash-Out Distribution will be deemed to have occurred if the following conditions are met:

                 (1) The Participant was less than 100% vested in his Company Matching Account; and

                 (2) The entire distribution is made before the last day of the second Plan Year following the Plan Year in which the Participant terminated employment.

         (c)     Restoration of Company Matching Account
                 If, following the date of a Cash-Out Distribution, a Participant returns to an Eligible Employee Classification prior to incurring 5 consecutive One Year Breaks-in-Service, then the Participant will have the right to repay to the Trustee, within 5 years after his return date, the portion of the Cash-Out Distribution which was attributable to his Company Matching Account in order to restore such Account to its value as of the date of the Cash-Out Distribution.

                 The Plan Administrator will restore an eligible Participant's Company Matching Account as of the Valuation Date coincident with or immediately following the complete repayment of the Cash-Out Distribution. To restore the Participant's Company Matching Account, the Plan Administrator, to the extent necessary, will, under rules and guidelines applied in a uniform and nondiscriminatory manner, allocate to the Participant's Company Matching Account:

                   -- First, the amount, if any, of Forfeitures which would otherwise be allocated under Article 3;

                   -- Second, the amount, if any, of the Trust Fund net income or gain for the Accounting Period.

                 To the extent the amounts available for restoration for a particular Accounting Period are insufficient to enable the Plan Administrator to make the required restoration, the Employer will contribute such additional amount as is necessary to enable the Plan Administrator to make the required restoration. The Plan Administrator will not take into account the allocation under this Section in applying the limitation on allocations under Article 7.

                 Until the Plan Administrator restores a Participant's Company Matching Account, the Trustee will invest any amount the Participant has repaid in a segregated account maintained solely for that Participant. If possible, the Trustee will invest the amount in the Participant's segregated account in an interest-bearing savings account, time deposit or similar type of account. Until commingled with the balance of the Trust Fund on the date the Plan Administrator restores the Participant's Company Matching Account, the Participant's segregated account will remain a part of the Trust, but it alone will share in any income it earns and it alone will bear any expense or loss it incurs.

         (d)     Non-Vested Participant
                 If a Participant who is zero percent vested in his Company Matching Account terminates employment, a Cash-Out Distribution will be deemed to have occurred as of the Participant's date of termination of employment.

                 If the Participant subsequently returns to an Eligible Employee Classification prior to incurring five consecutive One Year Breaks-in-Service, then the Participant will immediately become entitled to a complete restoration of his Company Matching Account as

                                      5-2
                 of the Valuation Date coincident with or next following his date of re-employment. Such restoration will be made in accordance with the provisions of Section 5.04(c).

5.05     Form of Benefit Payment
         The Plan Administrator will direct the Trustee to make the payment of any benefit provided under this Plan upon the event giving rise to such benefit within the time prescribed by this Article. The form of benefit will be determined as follows:


         (a) a Participant who is not married on the date benefits are to commence will be provided a Qualified Life Annuity, unless a lump sum payment is elected, under a Qualified Election, by the Participant within the 90-day period which ends on his benefit commencement date.

         (b) a Participant who is married on the date benefits commence will be provided a Qualified Joint and Survivor Annuity unless a lump sum payment is elected, under a Qualified Election, by the Participant within the 90-day period which ends on his benefit commencement date.

         Within the 90-day period which ends on a married Participant's expected benefit commencement date, the Plan Administrator will provide each Participant with a written explanation of:

         (a)     the terms and conditions of a Qualified Joint and Survivor
                 Annuity;

         (b) the Participant's right to make and the effect of a Qualified Election to waive the Qualified Joint and Survivor Annuity form of benefit;

         (c)     the rights of a Participant's spouse; and

         (d) the right to make, and the effect of, a revocation of a previous Qualified Election to waive the Qualified Joint and Survivor Annuity.

         Notwithstanding the above, if a terminated Participant's Vested Accrued Benefit is $3,500 or less, the Plan Administrator will, without the request or approval of the Participant, direct the immediate distribution in a lump sum of the entire amount of his Vested Accrued Benefit. If the value of his Vested Accrued Benefit at the time of any distribution exceeds $3,500, the value of his Vested Accrued Benefit at any later time will be deemed to also exceed $3,500. This paragraph will not apply after the Annuity Starting Date.

         Upon request, the Participant may receive his benefit paid in a series of substantially equal annual or more frequent installments over a period certain not extending beyond the earliest of (a) the end of the period measured by the joint life and last survivor expectancy of the Participant and his spouse, or (b) twenty (20) years. The Plan Administrator and the Trustee will have the power to establish rules and guidelines as deemed necessary or appropriate with regard to the payment of benefits under the installment payment form.

5.06     Commencement of Benefit
         Subject to the provisions of this Article, commencement of a benefit will, unless the Participant elects otherwise in writing, begin not later than the 60th day after the later of the close of the Plan Year in which the Participant attains Normal Retirement Age or the close of the Plan Year which contains the date the Participant terminates his service with the Employer.

         Payment of a Participant's benefits must begin no later than his Required Beginning Date.

         For purposes of this Section, life expectancy and joint and last survivor expectancy are to be

                                      5-3
         computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations.

         If the Participant dies after distribution of his interest has begun, the remaining portion of the interest will continue to be distributed at least as rapidly as under the method of distribution being used before the Participant's death.

         All distributions required under this Section will be determined and made in accordance with the regulations issued under Code Section 401(a)(9), including those dealing with minimum distribution requirements.

5.07     Directed Transfer of Eligible Rollover Distributions

         (a)     General
                 This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         (b)     Eligible Rollover Distribution
                 An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (c)     Eligible Retirement Plan
                 An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (d)     Distributee
                 A Distributee includes an Employee or Former Employee. In addition, the Employee's or Former Employee's surviving spouse and the Employee's or Former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

         (e)     Direct Rollover
                 A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                      5-4

         (f)     Waiver of 30-Day Notice
                 If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                   -- the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

                   -- the Participant, after receiving the notice, affirmatively elects to receive a distribution.

5.08     Indefinite Layoff

         If a full time permanent Employee who is a Particpant is indefinitely laid off due to a lack of work or economic or industrial reasons, his vested percentage shall be one hundred percent (100%).

         Prior to July 1, 1994, if such a Particpant does not receive a distribution of any part of his Accounts under the Plan until after the end of the Plan year in which his layoff occurred, he shall be entitled to share in the allocation of Forfeitures on the last day of the Plan Year during which such layoff occurred as if:

                 (a) he had completed at least 1,000 Hours of Service during such Plan Year; and

                 (b) he was an active Participant on the last day of such Plan Year.

         After July 1, 1994, Participant's who are indefinitely laid off will not share in the allocation of Forfeitures on the last day of the Plan Year during which such layoff occurs.

                                      5-5

                                   ARTICLE 6

                                 DEATH BENEFIT

6.01     Valuation of Accounts
         For purposes of this Article, the value of a Participant's Accrued Benefit will be determined as of the Valuation Date coincident with or immediately preceding the date that benefits are to be distributed.

6.02     Death Benefit

         (a)     Pre-Retirement Death Benefit
                 In the event of the death of a Participant prior to the date that he begins to receive a retirement benefit under the Plan, if the Participant has a Surviving Spouse and if a Beneficiary other than the Participant's Surviving Spouse has not been designated pursuant to a Qualified Election, the Participant's Surviving Spouse will be entitled to receive a Qualified Survivor Annuity.

                 If a Surviving Spouse does not exist or if a Beneficiary other than the Participant's Surviving Spouse has been designated pursuant to a Qualified Election, the Participant's designated Beneficiary will be entitled to receive the value of the Participant's Accrued Benefit.

         (b)     Post-Retirement Death Benefit
                 In the event of the death of a Retired Participant or a Disabled Participant receiving a benefit, a benefit will be paid to the Participant's Beneficiary or Surviving Spouse in accordance with the form of benefit payment elected under the Plan.


6.03     Designation of Beneficiary

         Each Participant will be given the opportunity to designate a Beneficiary or Beneficiaries, and from time to time the Participant may file with the Plan Administrator a new or revised designation on the form provided by the Plan Administrator. If a Participant is married, any designation of a Beneficiary other than the Participant's spouse must be consented to by the Participant's spouse pursuant to a Qualified Election.

         If a Participant dies without designating a Beneficiary, or if the Participant is predeceased by all designated Beneficiaries and contingent Beneficiaries, the Plan Administrator will distribute all benefits which are payable in the event of the Participant's death in the following manner and to the first of the following (who are listed in order of priority) who survive the Participant by at least 30 days:

           --    All to the Participant's Surviving Spouse;

           -- Equally among the then living children of the Participant (by birth or adoption);

           -- Among the Participant's then living lineal descendants, by right of representation; or

           --    The Participant's estate.

                                      6-1

                                   ARTICLE 7

                            LIMITATIONS ON BENEFITS

7.01     Limitation on Annual Additions
         The amount of the Annual Addition which may be allocated under this Plan to any Participant's Account as of any Valuation Date will not exceed the Defined Contribution Limit (based uponhis Aggregate Compensation up to such Valuation Date) reduced by the sum of any allocations of annual additions made to Participant's Accounts under this Plan as of any preceding Valuation Date within the Limitation Year.

         If the Annual Addition under this Plan on behalf of a Participant is to be reduced as of any Valuation Date as a result of the next preceding paragraph, the reduction will be, to the extent required, effected by first reducing Participant contributions (which increase the annual addition), then Forfeitures (if any), and then Employer contributions to be allocated under this Plan on behalf of the Participant as of the Valuation Date.

         Any necessary reduction will be made as follows:

         (a) The amount of the reduction consisting of nondeductible Participant contributions will be paid to the Participant as soon as administratively feasible.

         (b) The amount of the reduction consisting of any other Participant contributions will be paid to the Participant as soon as administratively feasible.

         (c) The amount of the reduction consisting of Forfeitures will be allocated and reallocated to other Accounts in accordance with the Plan formula for allocating Forfeitures to the extent that such allocations do not cause the additions to any other Participant's Accounts to exceed the lesser of the Defined Contribution Limit or any other limitation provided in the Plan.

         (d) The amount of the reduction consisting of Employer contributions will be allocated and reallocated to other Accounts in accordance with the Plan formula for Employer Contributions to the extent that such allocations do not cause the additions to any other Participant's Accounts to exceed the lesser of the Defined Contribution Limit or any other limitation provided in the Plan.

         (e) To the extent that the reductions described in paragraph (d) cannot be allocated to other Participant's Accounts, the reductions will be allocated to a suspense account as Forfeitures and held therein until the next succeeding Valuation Date on which Forfeitures could be applied under the provisions of the Plan. All amounts held in a suspense account must be applied as Forfeitures before any additional contributions, which would constitute annual additions, may be made to the Plan. If the Plan terminates, the suspense account will revert to the Employer to the extent it may not be allocated to any Participant's Accounts.

         (f) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust Fund's investment gains and losses.

                                      7-1

7.02     Where Employer Maintains Another Qualified Plan

         (a)     Where Employer Maintains Another Qualified Defined
                 Contribution Plan
                 If the Employer maintains this Plan and one or more other qualified defined contribution plans, one or more welfare benefit funds (as defined in Code Section 419(e)), or one or more individual medical accounts (as defined in Code Section 415(1)(2)), all of which are referred to in this Article 7 as "qualified defined contribution plans", the annual additions allocated under this Plan to any Participant's Accounts will be limited in accordance with the allocation provisions of this Section 7.02(a).

                 The amount of the Annual Additions which may be allocated under this Plan to any Participant's Accounts as of any Valuation Date will not exceed the Defined Contribution Limit (based upon Aggregate Compensation up to the allocation date) reduced by the sum of any allocations of Annual Additions made to the Participant's Accounts under this Plan and any other qualified defined contribution plans maintained by the Employer as of any earlier Valuation Date within the Limitation Year.

                 If a Valuation Date of this Plan coincides with a Valuation Date of any other plan described in the above paragraph, the amount of Annual Additions to be allocated on behalf of a Participant under this Plan as of such date will be an amount equal to the product of the amount described in the next preceding paragraph multiplied by a fraction (not to exceed 1.0), the numerator of which is the amount to be allocated under this Plan without regard to this Article during the Limitation Year and the denominator of which is the amount that would otherwise be allocated on this Valuation Date under all plans without regard to this Article 7.

                 If the Annual Addition under this Plan on behalf of a Participant is to be reduced as of any Valuation Date as a result of the next preceding two paragraphs, the reduction will be, to the extent required, effected by first reducing Participant contributions (which increase the annual addition), then Forfeitures (if any), and then any Employer contributions, to be allocated under this Plan on behalf of the Participant as of the Valuation Date.

                 If as a result of the first four paragraphs of this Section
                 7.02 the allocation of additions is reduced, the reduction will be treated in the manner described in the third paragraph of Section 7.01.

         (b)     Where Employer Maintains a Qualified Defined Benefit Plan

                 (1)      In General
                          If the Employer maintains (or has ever maintained), in addition to this Plan, one or more qualified defined benefit plans, then for any Limitation Year, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction will not exceed
                          1.0. If, in any Limitation Year, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for a Participant would exceed 1.0 without adjustment to the amount of the annual benefit that can be paid to the Participant under the defined benefit plan, then the amount of annual benefit that would otherwise be paid to the Participant under the defined benefit plan will be reduced to the extent necessary to reduce the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for the Participant to 1.0.

                 (2)      Transition Rule under TRA '86
                          If a plan was in existence on May 6, 1986, the numerator of the Defined Contribution Plan Fraction will be reduced (to not less than zero) as prescribed by the Secretary

                                      7-2
                          of the Treasury by subtracting the amount required to decrease the sum of the Defined Contribution Plan Fraction plus the Defined Benefit Plan Fraction to
                          1.0. Such amount is determined (as of the first day of the first Limitation Year beginning on or after January 1, 1987) as the product of:

                          (A) The amount by which, without this adjustment, the sum of the Defined Contribution Plan Fraction plus the Defined Benefit Plan Fraction exceeds 1.0, multiplied by

                          (B) The denominator of the Defined Contribution Plan Fraction, as computed through the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986.

                          This subparagraph applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

                 (3)      Transition Rule under TEFRA
                          In the case of a plan which met the limitation of
                          Section 415 of the Code for the last Limitation Year beginning before January 1, 1983, the numerator of the Defined Contribution Plan Fraction will be reduced (to not less than zero) as prescribed by the Secretary of the Treasury by subtracting the amount required to decrease the sum of the Defined Contribution Plan Fraction plus the Defined Benefit Plan Fraction to 1.0. Such amount is determined (as of the first day of the first Limitation Year beginning on or after January 1, 1983) as the product of:

                          (A) The amount by which, without this adjustment, the sum of the Defined Contribution Plan Fraction plus the Defined Benefit Plan Fraction exceeds 1.0, multiplied by

                          (B) The denominator of the Defined Contribution Plan Fraction, as computed through the last Limitation Year beginning before January 1, 1983.

7.03     Definitions Applicable to Article 7

         (a)     Aggregate Compensation
                 Aggregate Compensation means a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the employer maintaining the plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

                   -- Employer contributions to a plan of deferred compensation which are not included in the employee's gross income for the taxable year in which contributed or employer contributions under a simplified employee pension plan to the extent the contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

                   -- Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                   -- Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                                      7-3

                   -- Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the employee).

                 Aggregate Compensation excludes any amounts contributed by the Employer or any Related Employer on behalf of any Employee pursuant to a salary reduction agreement which are not includable in the gross income of the Employee due to Code
                 Section 125, 402(a)(8), 402(h) or 403(b).

                 Aggregate Compensation in excess of the Statutory Compensation Limit is disregarded.

                 Aggregate Compensation for any Limitation Year is the Aggregate Compensation actually paid or includable in gross income in such year.

         (b)     Allocation Date, Valuation Date
                 These terms are used interchangeably and mean the date with respect to which all or a portion of employer contributions, employee contributions or forfeitures or both are allocated to participant accounts under a defined contribution plan.

         (c)     Annual Additions
                 For Plan Years beginning after December 31, 1986, Annual Additions are the sum of the following amounts allocated to any defined contribution plan maintained by the Employer (including voluntary contributions to any defined benefit plan maintained by the Employer) on behalf of a Participant for a Limitation Year:

                   --     All Employee and Employer contributions;

                   --     All reallocated forfeitures;

                   -- Amounts allocated after March 31, 1984, to an individual medical account, as defined in Code
                          Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, which are attributable to post-retirement medical benefits required by Code Section 401(h)(6) to be allocated to the separate account of a Key Employee under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer.

                 Contributions or forfeitures will be treated as Annual Additions regardless of whether they constitute Excess Deferrals, Excess Contributions or Excess Aggregate Contributions within the meaning of the regulations under Code
                 Section 401(k) or 401(m) and regardless of whether they are corrected through distribution or recharacterization. The Annual Addition for any Limitation Year beginning before January 1, 1987, will not be recomputed to treat all Employee contributions as Annual Additions.

         (d)     Annual Benefit
                 Annual Benefit means a benefit payable annually in the form of a straight life annuity (with no ancillary benefits) under a plan to which employees do not contribute and under which no rollover contributions are made.

         (e)     Defined Benefit Compensation Limit
                 The Defined Benefit Compensation Limit is equal to 100% of the Participant's average Aggregate Compensation for the three consecutive calendar years (or other twelve consecutive month periods adopted by the Employer pursuant to a Written Resolution and

                                      7-4
                 applied on a uniform and consistent basis) of service during which the Participant had the greatest Aggregate Compensation.

                 Where the annual benefit is payable to a Participant in a form other than a straight life annuity or a Qualified Joint and Survivor Annuity, the Defined Benefit Compensation Limit will be the Actuarial Equivalent of a straight life annuity beginning at the same age. No adjustment is required for the following: pre-retirement disability benefits, pre-retirement death benefits and post-retirement medical benefits. For purposes of this paragraph, the interest rate used in adjusting the Defined Benefit Compensation Limit will be the greater of (1) 5%, or (2) the post-retirement interest rate specified in the plan for Actuarial Equivalent purposes.

                 Where the annual benefit is payable to a Participant who has fewer than 10 years of service with the Employer or any Related or Predecessor Employer, the Defined Benefit Compensation Limit will be multiplied by a fraction, the numerator of which is the Participant's number of years of service with the Employer or Related or Predecessor Employer, and the denominator of which is 10.

                 With regard to a Participant who has separated from service with a nonforfeitable right to an Accrued Benefit, the Defined Benefit Compensation Limit will be adjusted effective January 1 of each Calendar year. For any Limitation Year beginning after the separation occurs, the Defined Benefit Compensation Limit will be equal to the Defined Benefit Compensation Limit which was applicable to the Participant in the Limitation Year in which he separated from service multiplied by a fraction, the numerator of which is the Defined Benefit Dollar Limit for the Limitation Year in which the Defined Benefit Compensation Limit is being adjusted and the denominator of which is the Defined Benefit Dollar Limit for the Limitation Year in which the Participant separated from service.

         (f)     Defined Benefit Dollar Limit
                 The Defined Benefit Dollar Limit is equal to $90,000 for calendar years 1984 through 1987. As of January 1, 1988 and as of January 1 of each subsequent calendar year, the dollar limitation (described in Code Section 415(b)(1)(A)) as determined by the Secretary of the Treasury for that calendar year will become effective as the Defined Benefit Dollar Limit for the calendar year. For calendar years between 1976 and 1983, the Defined Benefit Dollar Limit is $75,000 as adjusted by the Secretary of the Treasury under Code Section 415(d) for that calendar year. The Defined Benefit Dollar Limit for a calendar year applies to Limitation Years ending with or within that calendar year.

                 Where the annual benefit is payable to a Participant in a form other than a straight life annuity or a Qualified Joint and Survivor Annuity, the Defined Benefit Dollar Limit will be the Actuarial Equivalent of a straight life annuity beginning at the same age. No adjustment is required for the following: pre-retirement disability benefits, pre-retirement death benefits, and post-retirement medical benefits. For purposes of this paragraph, the interest rate used for adjusting the Defined Benefit Dollar Limit will be the greater of (1) 5%, or
                 (2) the post-retirement interest rate specified for Actuarial Equivalent purposes.

                 Where the annual benefit is payable to a Participant who has fewer than 10 years of participation in the Plan, the Defined Benefit Dollar Limit will be multiplied by a fraction, the numerator of which is the Participant's number of years (or part thereof) of participation in the Plan, and the denominator of which is 10. To the extent provided by the Secretary of the Treasury, this paragraph will be applied to each change in the benefit structure of the Plan.

                                      7-5

                 For a benefit commencing before a Participant's Social Security Retirement Age but at or after age 62, the Defined Benefit Dollar Limit will be adjusted in a manner which is consistent with the reduction for old-age insurance benefits commencing before Social Security Retirement Age under the Social Security Act. The reduction will be 5/9 of 1% for each of the first 36 months and 5/12 of 1% for each additional month (up to 24 months) by which benefits commence before the month of the Participant's Social Security Retirement Age.
                 The Defined Benefit Dollar Limit for a benefit commencing before age 62 will be adjusted to the Actuarial Equivalent of the Defined Benefit Dollar Limit for a benefit commencing at age 62 based on an interest rate equal to the greater of (1) 5%, or (2) the interest rate specified in the plan for determining actuarial equivalence for early retirement.

                 For a benefit commencing after a Participant's Social Security Retirement Age, the Defined Benefit Dollar Limit will be adjusted to the actuarial equivalent of the Defined Benefit Dollar Limit for a benefit commencing at the Participant's Social Security Retirement Age. For purposes of this paragraph, the interest rate used for adjusting the Defined Benefit Dollar Limit will be the lesser of (1) 5%, or (2) the interest rate specified in the plan for determining actuarial equivalence for early retirement.

         (g)     Defined Benefit Limit
                 The Defined Benefit Limit is the lesser of the Defined Benefit Dollar Limit or the Defined Benefit Compensation Limit.

         (h)     Defined Benefit Plan Fraction Denominator
                 The Defined Benefit Plan Fraction Denominator with respect to any Participant is the lesser of (1) the product of the Defined Benefit Dollar Limit multiplied by 1.25, or (2) the product of the Defined Benefit Compensation Limit multiplied by 1.4. However, for purposes of determining the Defined Benefit Plan Fraction Denominator, "years of service with the Employer or any Related or Predecessor Employer" will be substituted for "years of participation in the Plan" wherever it appears in Section 7.03(f).

         (i)     Defined Benefit Plan Fraction
                 The Defined Benefit Plan Fraction is a fraction determined as of the close of a Limitation Year, the numerator of which is the Projected Annual Benefit payable to a Participant under this Plan and the denominator of which is the Defined Benefit Fraction Denominator. If a Participant has participated in more than one defined benefit plan maintained by the Employer, the numerator of the Defined Benefit Plan Fraction is the sum of the projected annual benefits payable to the Participant under all of the defined benefit plans, whether or not terminated.

         (j)     Defined Contribution Limit
                 The Defined Contribution Limit for a given Limitation Year is equal to the lesser of (1) the Defined Contribution Compensation Limit, which is 25% of Aggregate Compensation applicable to the Limitation Year, or (2) the Defined Contribution Dollar Limit, which, for calendar years after 1983 is the greater of $30,000 or one-fourth of the Defined Benefit Dollar Limit for the Limitation Year, and for calendar years between 1976 and 1983 is one-third of the Defined Benefit Dollar Limit. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Defined Contribution Dollar Limit is multiplied by a fraction, the numerator of which is equal to the number of months in the short Limitation Year and the denominator of which is 12.

                                      7-6

         (k)     Defined Contribution Plan Fraction
                 The Defined Contribution Plan Fraction is a fraction determined as of the close of a Limitation Year, the numerator of which is the sum of the Annual Additions to the Participant's Accounts under all defined contribution plans of the Employer for the current and all prior Limitation Years and the denominator of which is the sum of the Annual Additions which would have been made for the Participant for the current and all prior Limitation Years (for all prior years of service with the Employer or any predecessor Employer) if in each Limitation year the Annual Additions equaled the lesser of (1) the product of the Defined Contribution Compensation Limit for the Limitation Year multiplied by 1.4, or (2) the product of the Defined Contribution Dollar Limit for the Limitation Year multiplied by 1.25. The aggregate amount in the numerator of this fraction due to years beginning before January 1, 1976 may not exceed the aggregate amount in the denominator of this fraction for all such years.

                 For purposes of this Section 7.03(k), the Annual Addition for any Limitation Year beginning before January 1, 1987 will not be recomputed to treat all Employee contributions as Annual Additions.

         (l)     Employer
                 The Employer is the Employer that adopts this Plan together with all Related Employers. For this purpose, the definition of Related Employer in Section 1.33 of this Plan is modified by Code Section 415(h).

         (m)     Limitation Year
                 The Limitation Year will be the 12 consecutive month period which is specified in Article 1 of this Plan and which is adopted for all qualified plans maintained by the Employer pursuant to a Written Resolution adopted by the Employer. In the event of a change in the Limitation Year, the additional limitations of Treasury Regulation Section 1.415-2(b)(4)(iii) will also apply.

         (n)     Projected Annual Benefit
                 For purposes of this Section, a Participant's Projected Annual Benefit is equal to the annual benefit to which a Participant in a defined benefit Plan would be entitled under the terms of the plan based on the following assumptions:

                   -- The Participant will continue employment until reaching normal retirement age as determined under the terms of the plan (or current age, if that is later);

                   -- The Participant's compensation for the Limitation Year under consideration will remain the same for all future years;

                   -- All other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for all future Limitation Years; and

                   -- The benefits resulting from any Participant Contributions or Rollover Contributions are disregarded.

         (o)     Social Security Retirement Age
                 Social Security Retirement Age means age 65 for a Participant born before January 1, 1938; age 66 for a Participant born after December 31, 1937, but before January 1, 1955; and age 67 for a Participant born after December 31, 1954.

                                      7-7

         (p)     Transition Rule Under TRA '86
                 If at the beginning of the first Limitation Year beginning after December 31, 1986, an Employee was a Participant in a defined benefit plan of the Employer or any Related Employer that was in existence on May 6, 1986, the Defined Benefit Dollar Limit for that Participant is the greater of the Defined Benefit Dollar Limit described above or the Participant's Current Accrued Benefit on that date determined without regard to changes in the terms and conditions of the Plan or cost-of-living increases occurring after May 5, 1986. This Section 7.03(p) applies only if all defined benefit plans maintained by the Employer and all Related Employers, individually and in the aggregate, satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

         (q)     Transition Rule Under TEFRA
                 The Defined Benefit Dollar Limit for a Participant in a defined benefit plan of the Employer or any Related Employer that was in existence on July 1, 1982, will not be less than the protected current accrued benefit, payable annually, provided under question T-3 of Internal Revenue Service Notice 83-10.

7.04     Effect of Top-Heavy Status

         (a)     General
                 Notwithstanding the provisions of Section 7.03, "1.0" will be substituted for "1.25" wherever it appears in Sections 7.03(h) and 7.03(k) for any Limitation Year in which the Plan is found to be Top-Heavy for the Plan Year which coincides with or ends within such Limitation Year.

         (b)     Non-application
                 If the Plan is not determined to be Super Top-Heavy, then for the Plan Year which coincides with or ends within a Limitation Year, the following will apply:

                 (1) Any Non-Key Employee who is a Participant in both this Plan and a defined benefit plan maintained by the Employer or a Related Employer will be entitled to a minimum accrued benefit under the defined benefit plan equal to the greater of the accrued benefit provided under the defined benefit plan or a monthly benefit in the form of a straight life annuity (with no ancillary benefits) commencing at normal retirement date equal to the Participant's average monthly compensation (which means the average rate of Aggregate Compensation during the five consecutive years, as defined for purposes of determining average monthly compensation, in which the Participant had the highest Aggregate Compensation) multiplied by the lesser of (A) 3% for each year of benefit service performed while actually participating in the plan during a Plan Year in which the plan is determined to be Top-Heavy, or (B) 30%.

                          A Participant will not be required to be employed on the last day of a Plan Year in order to be entitled to the benefit provided by this Section 7.04(b). The defined benefit plan may not satisfy the requirements of this Section 7.04(b) through Employer contributions to Social Security.

                 (2)      Section 7.04(a) will not apply for such Limitation
                          Year.

                                      7-8

                                   ARTICLE 8

                                 MISCELLANEOUS

8.01     Employment Rights of Parties Not Restricted
         The adoption and maintenance of this Plan will not be deemed a contract between the Employer and any Employee. Nothing in this Plan will give any Employee or Participant the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee or Participant at any time, nor will it give the Employer the right to require any Employee or Participant to remain in its employ, or to interfere with any Employee's or Participant's right to terminate his employment at any time.

8.02     Alienation

         (a)     General
                 No person entitled to any benefit under this Plan will have any right to sell, assign, transfer, hypothecate, encumber, commute, pledge, anticipate or otherwise dispose of his interest in the benefit, and any attempt to do so will be void. No benefit under this Plan will be subject to any legal process, levy, execution, attachment or garnishment for the payment of any claim against such person.

         (b)     Exceptions
                 Section 8.02(a) will not apply to the extent a Participant or Beneficiary is indebted to the Plan under the provisions of the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, the portion of the amount distributed which equals the indebtedness will be withheld by the Trustee to apply against or discharge the indebtedness. Before making a payment, however, the Participant or Beneficiary must be given written notice by the Plan Administrator that the indebtedness is to be so paid in whole or part from his Participant's Accrued Benefit. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Accrued Benefit, he will be entitled to a review of the validity of the claim in accordance with procedures established by the Plan Administrator.

                 Section 8.02(a) will not apply to a qualified domestic relations order (QDRO) as defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Plan Administrator under the provisions of the Retirement Equity Act of 1984. The Plan Administrator will establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a QDRO, a former spouse of a Participant will be treated as the spouse or Surviving Spouse for all purposes under the Plan. Where, however, because of a QDRO, more than one individual is to be treated as a Surviving Spouse, the total amount to be paid in the form of a Qualified Survivor Annuity or the survivor portion of a Qualified Joint and Survivor Annuity may not exceed the amount that would be paid if there were only one Surviving Spouse. All rights and benefits, including elections, provided to a Participant under this Plan will be subject to the rights afforded to any alternate payee as such term is defined in Code Section 414(p).

                 This Plan specifically permits distribution to an alternate payee under a QDRO (without regard to whether the Participant has attained his or her earliest retirement age as that term is defined under Code Section 414(p)) in the same manner that is provided for a Vested Terminated Participant.

                                      8-1

8.03     Qualification of Plan
         The Employer will have the sole responsibility for obtaining and retaining qualification of the Plan under the Code with respect to the Employer's individual circumstances.

8.04     Construction
         To the extent not preempted by ERISA, this Plan will be construed according to the laws of the state in which the Employer's principal place of business is located. Words used in the singular will include the plural, the masculine gender will include the feminine, and vice versa, whenever appropriate.

8.05     Named Fiduciaries

         (a)     Allocation of Functions
                 The authority to control and manage the operation and administration of the Plan and Trust created by this instrument will be allocated between the Plan Sponsor and the Plan Administrator, each of whom are designated as Named Fiduciaries with respect to the Plan and Trust as provided for by Section 402(a)(2) of ERISA. The Plan Sponsor reserves the right to allocate the various responsibilities for the present execution of the functions of the Plan, other than the Trustees' responsibilities, among its Named Fiduciaries. Any person or group of persons may serve in more than one fiduciary capacity with regard to the Plan.

         (b)     Responsibilities of the Plan Sponsor
                 The Plan Sponsor, in its capacity as a Named Fiduciary, will have only the following authority and responsibility:

                   -- To appoint or remove the Plan Administrator and furnish the Trustee with certified copies of any resolutions of the Plan Sponsor with regard thereto;

                   --     To appoint and remove the Trustee;

                   --     To appoint a successor Trustee or additional Trustees;

                   -- To communicate information to the Plan Administrator and the Trustee as needed for the proper performance of the duties of each;

                   -- To appoint an investment manager (or to refrain from such appointment), to monitor the performance of the investment manager so appointed, and to terminate such appointment (more than one investment manger may be appointed and in office at any time); and

                   -- To establish and communicate to the Trustee a funding policy for the Plan.

         (c)     Limitation on Obligations of Named Fiduciaries
                 No Named Fiduciary will have authority or responsibility to deal with matters other than as delegated to it under this Plan or by operation of law. A Named Fiduciary will not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the Named Fiduciary's authority or delegated responsibility.

         (d)     Standard of Care and Skill
                 The duties of each fiduciary will be performed with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like

                                      8-2
                 character and with like objectives.

8.06     Status of Insurer
         The term Insurer refers to any legal reserve life insurance company licensed to do business in the state within which the Employer maintains its principal office. The Insurer will file such returns, keep such records, make such reports and supply such information as required by applicable law or regulation.

8.07     Adoption and Withdrawal by Other Organizations

         (a)     Procedure for Adoption
                 Subject to the provisions of this Section 8.07, any organization now in existence or hereafter formed or acquired, which is not already a Participating Employer under this Plan and which is otherwise legally eligible may, in the future, with the consent and approval of the Plan Sponsor, by formal Written Resolution (referred to in this Section as an Adoption Resolution), adopt the Plan and Trust hereby created for all or any classification of persons in its employment and thereby, from and after the specified effective date, become a Participating Employer under this Plan. Such consent will be effected by and evidenced by a formal Written Resolution of the Plan Sponsor. The Adoption Resolution may contain such specific changes and variations in Plan terms and provisions applicable to the adopting Participating Employer and its Employees as may be acceptable to the Plan Sponsor and the Trustee. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan is reserved to the Plan Sponsor. The Adoption Resolution will become, as to the adopting organization and its Employees, a part of this Plan as then amended or thereafter amended. It will not be necessary for the adopting organization to sign or execute the original or then amended Plan and Trust Agreement or any future amendment to the Plan and Trust Agreement. The effective date of the Plan for the adopting organization will be that stated in the Adoption Resolution and from and after such effective date the adopting organization will assume all the rights, obligations and liabilities as a Participating Employer under this Plan. The administrative powers of and control by the Plan Sponsor as provided in the Plan, including the sole right of amendment or termination of the Plan, of appointment and removal of the Plan Administrator and the Trustee, and of appointment and removal of an investment manager will not be diminished by reason of the participation of the adopting organization in the Plan.

         (b)     Withdrawal
                 Any Participating Employer may withdraw from the Plan at any time, without affecting the Plan Sponsor or other Participating Employers not withdrawing, by complying with the provisions of the Plan. A withdrawing Participating Employer may arrange for the continuation by itself or its successor of this Plan in separate forms for its own employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan by merger with an existing plan and transfer of plan assets. The Plan Sponsor may, in its absolute discretion, terminate a Participating Employer's participation at any time when in its judgment the Participating Employer fails or refuses to discharge its obligations under the Plan.

         (c) Adoption Contingent Upon Initial and Continued Qualifications The adoption of this Plan by an organization as provided is hereby made contingent and subject to the condition precedent that said adopting organization meets all the statutory requirements for qualified plans, including, but not limited to, Sections 401(a) and 501(a) of the Internal Revenue Code for its Employees. If the Plan or the Trust, in its operation, becomes disqualified, for any reason, as to the adopting organization and its Employees, the portion of the Plan assets allocable to them will be segregated as soon as

                                      8-3
                 is administratively feasible, pending either the prompt (1) requalification of the Plan as to the organization and its employees to the satisfaction of the Internal Revenue Service so as not to affect the continued qualified status thereof as to other Employers, (2) withdrawal of the organization from this Plan and a continuation by itself or its successor of its plan separately from this Plan, or by merger with another existing plan, with a transfer of its said segregated portion of Plan assets, or (3) termination of the Plan as to itself and its Employees.

8.08     Employer Contributions
         Employer contributions made to the Plan and Trust are made and will be held for the sole purpose of providing benefits to Participants and their Beneficiaries.

         In no event will any contribution made by the Employer to the Plan and Trust or income therefrom revert to the Employer except as provided in
         Section 7.01(e) or as provided below.

         (a) Any contribution made to the Plan and Trust by the Employer because of a mistake of fact may be returned to the Employer within one year of such contribution.

         (b) Notwithstanding any other provision of the Plan and Trust, if the Internal Revenue Service determines initially that the Plan, as adopted by the Employer, does not qualify under applicable sections of the Code and applicable Treasury Department Regulations, and the Employer does not wish to amend this Plan and Trust so that it does qualify, the value of all assets will be distributed by the Trustee to the Employer within one year after the date such initial qualification is denied. Thereafter, the Employer's participation in this Plan and Trust will be considered rescinded and of no force or effect.

         (c) Any contribution made by the Employer will be conditioned on the deductibility of such contribution and may be refunded to the Employer, to the extent the contribution is determined not to be deductible, within one year after such determination is made.

                                      8-4

                                   ARTICLE 9

                                 ADMINISTRATION

9.01     Plan Administrator
         The Plan Administrator will have the responsibility for the general supervision and administration of the Plan and will be a fiduciary of the Plan. The Employer may, by written appointment, appoint one or more individuals to serve as Plan Administrator. If the Employer does not appoint an individual or individuals as Plan Administrator, the Employer will function as Plan Administrator. The Employer may at any time, with or without cause, remove an individual as Plan Administrator or substitute another individual therefor.

9.02     Powers and Duties of the Plan Administrator
         The Plan Administrator will be charged with and will have delegated to it the power, duty, authority and discretion to interpret and construe the provisions of this Plan, to determine its meaning and intent and to make application thereof to the facts of any individual case; to determine in its discretion the rights and benefits of Participants or the eligibility of Employees; to give necessary instructions and directions to the Trustee and the Insurer as herein provided or as may be requested by the Trustee and the Insurer from time to time; to resolve all questions of fact relating to any of the foregoing; and to generally direct the administration of the Plan according to its terms. All decisions of the Plan Administrator in matters properly coming before it according to the terms of this Plan, and all actions taken by the Plan Administrator in the proper exercise of its administrative powers, duties and responsibilities, will be final and binding upon all Employees, Participants and Beneficiaries and upon any person having or claiming any rights or interest in this Plan.
         The Employer and the Plan Administrator will make and receive any reports and information, and retain any records necessary or appropriate to the administration of this Plan or to the performance of duties hereunder or to satisfy any requirements imposed by law. In the performance of its duties, the Plan Administrator will be entitled to rely on information duly furnished by any Employee, Participant or Beneficiary or by the Employer or Trustee.

9.03     Actions of the Plan Administrator
         The Plan Administrator may adopt such rules as it deems necessary, desirable or appropriate with respect to the conduct of its affairs and the administration of the Plan. Whenever any action to be taken in accordance with the terms of the Plan requires the consent or approval of the Plan Administrator, or whenever an interpretation is to be made of the terms of the Plan, the Plan Administrator will act in a uniform and non-discriminatory manner, treating all Employees and Participants in similar circumstances in a like manner. If the Plan Administrator is a group of individuals, all of its decisions will be made by a majority vote. The Plan Administrator will have the authority to employ one or more persons to render advice or services with regard to the responsibilities of the Plan Administrator, including but not limited to attorneys, actuaries, and accountants. Any persons employed to render advice or services will have no fiduciary responsibility for any ministerial functions performed with respect to this Plan.

9.04     Reliance on Plan Administrator and Employer
         Until the Employer gives notice to the contrary, the Trustee and any persons employed to render advice or services will be entitled to rely on the designation of Plan Administrator that has been furnished to them. In addition, the Trustee and any persons employed to render advice or services will be fully protected in acting upon the written directions and instructions of the Plan Administrator made in accordance with the terms of this Plan. If the Plan Administrator is a group of individuals, unless otherwise specified, any one of such individuals will be authorized to sign documents on behalf of the Plan Administrator and such authorized signatures will be recognized by all person dealing with the Plan Administrator.

                                      9-1

         The Trustee and any persons employed to render advice or services may take cognizance of any rules established by the Plan Administrator and rely upon them until notified to the contrary. The Trustee and any persons employed to render advice or services will be fully protected in taking any action upon any paper or document believed to be genuine and to have been properly signed and presented by the Plan Administrator, Employer or any agent of the Plan Administrator acting on behalf of the Plan Administrator.

9.05     Reports to Participants
         The Plan Administrator will report in writing to a Participant his Accrued Benefit under the Plan and the Vested Percentage of such benefit when the Participant terminates his employment or requests such a report in writing from the Plan Administrator. To the extent required by law or regulation, the Plan Administrator will annually furnish to each Participant, and to each Beneficiary receiving benefits, a report which fairly summarizes the Plan's most recent report.

9.06     Bond
         The Plan Administrator and other fiduciaries of the Plan will be bonded to the extent required by ERISA or other applicable law. No additional bond or other security for the faithful performance of any duties under this Plan will be required.

9.07     Compensation of Plan Administrator
         The Compensation of the Plan Administrator will be left to the discretion of the Plan Sponsor; no person who is receiving full pay from the Employer will receive compensation for services as Plan Administrator. All reasonable and necessary expenses incurred by the Plan Administrator in supervising and administering the Plan will be paid from the Plan assets by the Trustee at the direction of the Plan Administrator to the extent not paid by the Plan Sponsor.

9.08     Claims Procedure
         The Plan Administrator will make all determinations as to the rights of any Employee, Participant, Beneficiary or other person under the terms of this Plan. Any Employee, Participant or Beneficiary, or person claiming under them, may make claim for benefit under this Plan by filing written notice with the Plan Administrator setting forth the substance of the claim. If a claim is wholly or partially denied, the claimant will have the opportunity to appeal the denial upon filing with the Plan Administrator a written request for review within 60 days after receipt of notice of denial. In making an appeal the claimant may examine pertinent Plan documents and may submit issues and comments in writing. Denial of a claim or a decision on review will be made in writing by the Plan Administrator delivered to the claimant within 60 days after receipt of the claim or request for review, unless special circumstances require an extension of time for processing the claim or review, in which event the Plan Administrator's decision must be made as soon as possible thereafter but not beyond an additional 60 days. If no action on an initial claim is taken within 120 days, the claims will be deemed denied for purposes of permitting the claimant to proceed to the review stage. The denial of a claim or the decision on review will specify the reasons for the denial or decision and will make reference to the pertinent Plan provisions upon which the denial or decision is based. The denial of a claim will also include a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the claim review procedure herein described. The Plan Administrator will serve as an agent for service of legal process with respect to the Plan unless the Employer, through written resolution, appoints another agent.

         If a Participant or Beneficiary is entitled to a distribution from the Plan, the Participant or Beneficiary will be responsible for providing the Plan Administrator with his current address. If the Plan Administrator notifies the Participant or Beneficiary by registered mail

                                      9-2

         (return receipt requested) at his last known address that he is entitled to a distribution and also notifies him of the provisions of this paragraph, and the Participant or Beneficiary fails to claim his benefits under the Plan or provide his current address to the Plan Administrator within one year after such notification, the distributable amount will be forfeited and used to reduce the cost of the Plan. If the Participant or Beneficiary is subsequently located, such benefit will be restored.

9.09     Liability of Fiduciaries
         Except for a breach of fiduciary responsibility due to gross negligence or willful misconduct, the Plan Administrator will not incur any individual liability for any decision, act, or failure to act hereunder. The Plan Administrator may engage agents to assist it and may engage legal counsel who may be counsel for the Employer. The Plan Administrator will not be responsible for any action taken or omitted to be taken on the advice of counsel.

         The Trustee will be solely responsible for its own acts or omissions. The Trustee will have no duty to question any other fiduciary's performance of duties allocated to such other fiduciary pursuant to the Plan.

         If there is more than one person serving as a fiduciary in any capacity, each will use reasonable care to prevent the other or others
         from committing a breach of this Plan.   Nothing contained in this
         Section will preclude any agreement allocating specific responsibilities or obligations among the co-fiduciaries provided that the agreement does not violate any of the terms and provisions of this Plan. In those instances where any duties have been allocated between co-fiduciaries, a fiduciary will not be liable for any loss resulting to the Plan arising from any act or omission on the part of another co- fiduciary to whom responsibilities or obligations have been allocated except under the following circumstances:

           -- If he participates knowingly in, or knowingly undertakes to conceal, an act or omission of a co-fiduciary knowing the act or omission is a breach; or

           -- If by his failure to comply with his specific responsibilities which give rise to his status as a fiduciary, he has enabled the other fiduciary to commit a breach; or

           -- If he has knowledge of a breach by a co-fiduciary, unless he makes reasonable efforts under the circumstances to remedy the breach.

9.10     Expenses of Administration
         The Employer does not and will not guarantee the Plan assets against loss. The Employer may in its sole discretion, but will not be obligated to, pay the ordinary expenses of establishing the Plan, including the fees of consultants, accountants and attorneys in connection therewith. The Employer may, in its sole discretion (but will not be obligated to), pay other costs and expenses of administering the Plan, the taxes imposed upon the Plan, if any, and the fees, charges or commissions with respect to the purchase and sale of Plan assets. Unless paid by the Employer, such costs and expenses, taxes (if any), and fees, charges and commissions will be a charge upon Plan assets and deducted by the Trustee.

9.11     Distribution Authority
         If any person entitled to receive payment under this Plan is a minor, declared incompetent or is under other legal disability, the Plan Administrator may, in its sole discretion, direct the Trustee to:

           --    Distribute directly to the person entitled to the payment;

           -- Distribute to the legal guardian or, if none, to a parent of the person entitled to

                                      9-3
                 payment or to a responsible adult with whom the person entitled to payment maintains his residence;

           -- Distribute to a custodian for the person entitled to payment under the Uniform Gifts to Minors Act if permitted by the laws of the state in which the person entitled to payment resides; or

           -- Withhold distribution of the amount payable until a court of competent jurisdiction determines the rights of the parties thereto or appoints a guardian of the estate of the person entitled to payment.

         If there is any dispute, controversy or disagreement between any Beneficiary or person and any other person as to who is entitled to receive the benefits payable under this Plan, or if the Plan Administrator is uncertain as to who is entitled to receive benefits, or if the Plan Administrator is unable to locate the person who is entitled to benefits, the Plan Administrator may with acquittance interplead the funds into a court of competent jurisdiction in the judicial district in which the Employer maintains its principal place of business and, upon depositing the funds with the clerk of the court, be released from any further responsibility for the payment of the benefits. If it is necessary for the Plan Administrator to retain legal counsel or incur any expense in determining who is entitled to receive the benefits, whether or not it is necessary to institute court action, the Plan Administrator will be entitled to reimbursement from the benefits for the amount of its reasonable costs, expenses and attorneys' fees incurred.

                                      9-4

                                   ARTICLE 10

                        AMENDMENT OR TERMINATION OF PLAN

10.01    Right of Plan Sponsor to Amend or Terminate
         The Plan Sponsor reserves the right to alter, amend, revoke or terminate this Plan. No amendment will deprive any Participant or Beneficiary of any vested right nor will it reduce the present value (determined upon an actuarial equivalent basis) of any Accrued Benefit to which he is then entitled with respect to Employer contributions previously made, except as may be required to maintain the Plan as a qualified plan under the Code. No amendment will change the duties or responsibilities of the Trustee without its express written consent thereto.

         A plan amendment which has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (b) eliminating an optional benefit form, will, with respect to benefits attributable to service before the amendment be treated as reducing Accrued Benefits. In the case of a retirement-type subsidy, the preceding sentence will apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement but does not include a disability retirement benefit, a medical benefit, a social security supplement, a pre-retirement death benefit, or a plant shutdown benefit (that does not continue after retirement).

         A minimum Accrued Benefit value will apply if this Plan is or becomes a successor to a profit sharing plan, a defined contribution pension plan, a target benefit plan, or a defined benefit pension plan which was fully insured, or any plan under which the accrued benefit of a Participant was determined as a lump sum or account balance. The actuarial equivalent value of a Participant's Accrued Benefit will not be less than the actuarial equivalent value of his Accrued Benefit on the Effective Date of the Plan.

10.02    Allocation of Assets Upon Termination of Plan
         If this Plan is revoked or terminated (in whole or in part) or if contributions are completely discontinued the Accounts of all affected Participants will become non-forfeitable. The Employer will then arrange for allocation of all assets among Participants so affected by the total or partial termination in accordance with the requirements of all applicable law and the regulations and requirements of the Internal Revenue Service. All allocated amounts will be retained in the Plan to the credit of the individual Participants until distribution as directed by the Employer. Distribution to Participants may be in the form of cash or other Plan assets or partly in each.

10.03    Exclusive Benefit
         At no time will any part of the principal or income of the Plan assets be used or diverted for purposes other than the exclusive benefit of Participants in the Plan and their Beneficiaries, nor may any portion of the Plan assets revert to the Employer except as provided in Sections 7.01(e) and 8.08.

10.04    Failure to Qualify
         Notwithstanding any of the foregoing provisions, if this Plan, upon adoption by the Employer, is submitted to the Internal Revenue Service which then determines that the Plan as initially adopted by the Employer is not a qualified plan under the Code, the Employer may elect to terminate this Plan by giving written notice thereof. Such termination will have the same effect as if the Plan were never adopted, all policies and contracts will be canceled, and all contributions, to the extent recoverable from the Trustee, will be returned to their

                                      10-1
         source. If any amendment to this Plan is submitted to the Internal Revenue Service within the period allowed under Code Section 401(b) which then determines that the Plan as amended is not a qualified plan under the Code, the Employer may cancel or modify any or all provisions of the amendment retroactive to the effective date of the amendment in order to maintain the qualified status of the Plan, whereupon written notice thereof will be furnished to all affected Employees, Participants and Beneficiaries.

10.05    Mergers, Consolidations or Transfers of Plan Assets
         In the event this Plan is merged or consolidated with another plan which is qualified under Code Sections 401(a) (and 501(a) if applicable), or in the event of a transfer of the assets or liabilities of this Plan to another plan which is qualified under Code Sections 401(a) (and 501(a) if applicable), the benefit which each Participant would be entitled to receive under the successor plan or other plan if it were terminated immediately after the merger, consolidation or transfer will be equal to or greater than the benefit which the Participant would have received immediately before the merger, consolidation or transfer if this Plan had then terminated.

         Any transfer of assets and/or liabilities to (or from) this Plan from (or to) another plan qualified under Code Sections 401(a) (and 501(a) if applicable) will be evidenced by a Written Resolution by the Plan Sponsor of each affected plan which specifically authorizes such transfer of assets and/or liabilities.

         If any assets which are transferred to this Plan in accordance with the provisions of this Section are required to be paid in the form of a joint and survivor annuity, then, notwithstanding the provisions of Articles 5 and 6, the form of benefit for the portion of a Participant's Accrued Benefit which is attributable to such transferred assets will be determined in accordance with the rules outlined in the remainder of this Section.

         (a)     Annuity Starting Date
                 Annuity Starting Date means (i) the first day of the first period for which an amount is payable as an annuity, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitled the Participant to such benefit.

         (b)     Qualified Election

                 (1)      In General
                          Qualified Election means a written waiver of a Qualified Joint and Survivor Annuity or a Qualified Survivor Annuity. The waiver must be consented to by the Participant's spouse with such consent witnessed by a representative of the Plan Administrator or a notary public. The spouse's consent must include the designation of a specific Beneficiary and the form of payment which cannot be changed without the consent of the spouse. Such consent will not be required if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no spouse, the spouse cannot be located or other circumstances that may be prescribed by Treasury Regulations. Any consent which is required under this Section will be valid only with respect to the spouse who signs the consent (or in the event of a deemed Qualified Election, the designated spouse). Additionally, any revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the Annuity Starting Date; however, any waiver of a Qualified Joint and Survivor Annuity or a Qualified Survivor Annuity which follows such revocation must be in writing and must be consented to by the Participant's spouse. The number of waivers or revocations of such waivers will not be limited.

                                      10-2

                 (2)      Qualified Joint and Survivor Annuity Notices
                          Not more than 90 days nor less than 30 days before the Participant's Annuity Starting Date, the Plan Administrator will provide the Participant a written explanation of:

                            -- the terms and conditions of a Qualified Joint and Survivor Annuity;

                            -- the Participant's right to make and the effect of a Qualified Election to waive the Qualified Joint and Survivor Annuity form of benefit;

                            -- a general description of the eligibility conditions and other material features of the optional forms of benefit and sufficient additional information to explain the relative values of the optional forms of benefit available;

                            --    the rights of the Participant's spouse; and

                            -- the right to make, and the effect of, a revocation of a previous Qualified Election to waive the Qualified Joint and Survivor Annuity.

                 (3)      Qualified Survivor Annuity Notices
                          The election period to waive the Qualified Survivor Annuity begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Vested Terminated Participant separates from service before the beginning of the election period, the election period begins on the date of separation from service.

                          The Plan Administrator will, within the applicable notice period, provide each Participant a written explanation of the Qualified Survivor Annuity containing comparable information to that required under the provisions of Section 1.32(b)(2). For purposes of this paragraph, the term "applicable notice period" means whichever of the following periods ends last:

                            -- the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                            -- the period beginning two years before and ending 12 months after the individual becomes a Participant;

                            -- the period beginning two years before and ending 12 months after the joint and survivor rules become effective for the Participant; or

                            -- the period beginning one year before and ending 12 months after the Participant separates from service before attaining age 35.

                          A Participant who will not have attained age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Survivor Annuity for the period beginning on the date of the election and ending on the first day of the Plan Year in which the Participant attains age 35. The Election will not be valid unless the Participant receives a written explanation of the Qualified Survivor Annuity in terms comparable to the explanation required above. Qualified Survivor Annuity coverage will automatically resume as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after that date will be subject to the full requirements of this
                          Section 1.32(b).

                                      10-3

         (c)     Qualified Joint and Survivor Annuity
                 A Qualified Joint and Survivor Annuity means an annuity which is purchased from an Insurer and which is payable for the life of the Participant with a survivor annuity for the life of his Surviving Spouse in an amount which is 50% of the amount payable during the joint lives of the Participant and his spouse. The amount of the Qualified Joint and Survivor Annuity will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit.

         (d)     Qualified Life Annuity
                 A Qualified Life Annuity means an annuity which is purchased from an Insurer and which is payable for the lifetime of the Participant with payments terminating upon the death of the Participant. The amount of the Qualified Life Annuity will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit.

         (e)     Qualified Survivor Annuity
                 A Qualified Survivor Annuity which a Surviving Spouse will be eligible to receive under the provisions of Section 6.02 means a monthly benefit payable for the remaining lifetime of the Surviving Spouse. The amount of the Qualified Survivor Annuity benefit will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit.

                 If the Participant's Vested Accrued Benefit is $3,500 or less, the Plan Administrator will, without the request or approval of the Surviving Spouse, direct the immediate distribution of the Participant's Vested Accrued Benefit to the Surviving Spouse. If the Participant's Vested Accrued Benefit at the time of any distribution exceeds $3,500, the Vested Accrued Benefit at any later time will be deemed to exceed $3,500. The Surviving Spouse may elect to receive the Qualified Survivor Annuity as a lump sum.

10.06    Effect of Plan Amendment on Vesting Schedule
         No amendment to the Vesting Schedule will deprive a Participant of his nonforfeitable right to his Vested Accrued Benefit as of the date of the amendment. Further, if the Vesting Schedule of the Plan is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's non-forfeitable percentage, each Participant with at least 3 Years of Vesting Service as of the last day of the election period described below may elect, within a reasonable period after the adoption of the amendment, to have his Vested Percentage computed under the Plan without regard to such amendment. The period during which such election may be made will commence with the date the amendment is adopted and will end 60 days after the latest of:

         (a)     the date the amendment is adopted;

         (b)     the date the amendment becomes effective; or

         (c) the date the Participant is issued written notice of the amendment by the Employer.

                                      10-4

                                   ARTICLE 11

                             TRUSTEE AND TRUST FUND

11.01    Acceptance of Trust
         The Trustee, by signing this Agreement, accepts this Trust and agrees to perform the duties of the Trustee in accordance with the terms and conditions set forth herein.

11.02    Trust Fund

         (a)     Purpose and Nature
                 The Trustee will establish and maintain a Trust Fund for purposes of providing a means of accumulating the assets necessary to provide the benefits which become payable under the Plan. The Trustee will receive, hold and invest all contributions made by the Employer, any Participating Employers, and the Participants, including the investment earnings thereon. The Trust Fund arising from such contributions and earnings will consist of all assets held by the Trustee under the Plan and Trust. All benefits payable under the Plan will be paid by the Trustee from the Trust Fund.

                 Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction. In no event will the Plan Administrator, the Employer, any Employees, any officer of the Employer or any agents of the Employer or the Plan Administrator be liable in their individual capacities to any person whomsoever, under the provisions of this Plan and Trust, except as provided by law.

                 The Trust Fund will be used and applied only in accordance with the provisions of the Plan and Trust, to provide the benefits thereof, and no part of the corpus or income of the Trust Fund will be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries entitled to benefits under the Plan, except to the extent specifically provided elsewhere herein.

         (b)     Investments
                 The Trustee will invest the Trust Fund in accordance with the proper directions of the Plan Administrator or Investment Manager.

         (c)     Investment Policy
                 The Plan Sponsor (or the Plan Administrator or an Investment Committee appointed by the Plan Sponsor) will have the right to periodically provide the Trustee with a written investment policy which, in consideration of the needs of the Plan, sets forth the investment objectives, policies, and guidelines which the Plan Sponsor judges to be appropriate and prudent.

         (d)     Operation of Trust Fund
                 The Trust Fund will be maintained in accordance with the accounting requirements of the Plan. No Participant will have any right to any specific asset or any specific portion of the Trust Fund prior to distribution of benefits. Withdrawals from the Trust Fund will be made to provide benefits to Participants and Beneficiaries in the amounts specified by the Plan, and to pay expenses authorized by the Plan Administrator.

         (e)     Plan Sponsor Direction of Investment
                 The Plan Sponsor will have the right to direct the Trustee with respect to the investment and reinvestment of assets comprising the Trust Fund. The Trustee and the Plan Sponsor (or the Plan Administrator or an Investment Committee appointed by the Plan Sponsor) will

                                      11-1
                 execute a letter of agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate before the Trustee will follow any Plan Sponsor direction with respect to the investment or reinvestment of any part of the Trust Fund.

11.03    Receipt of Contributions
         The Trustee will be accountable to the Employer for the funds contributed to it, but will have no duty to see that the contributions received comply with the provisions of the Plan. The Trustee will not be obligated to collect any contributions from the Employer or the Participants.

11.04    Powers of the Trustee
         Subject to the provisions and limitations contained elsewhere in this Plan, the Trustee will have full discretion and authority with regard to the investment of the Trust Fund; provided, however, that the Trustee's authority and discretion with respect to the Trust Fund shall at all times be subject to the proper written directions of the Plan Administrator or Investment Manager. The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

         (a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, book entry deposits with the United States Federal Reserve Bank or System, Master Notes or similar arrangements sponsored by the Trustee or any other financial institution as permitted by law, improved or unimproved real estate situated in the United States, mortgages, notes or other property of any kind, real or personal, as a prudent man would so invest under like circumstances with due regard for the purposes of this Plan;

         (b) To maintain any part of the assets of the Trust Fund in cash, or in demand or short-term time deposits bearing a reasonable rate of interest (including demand or short-term time deposits of or with the Trustee), or in a short- term investment fund or in other cash equivalents having ready marketability, including, but not limited to, U.S. Treasury Bills, commercial paper, certificates of deposit (including such certificates of deposit of or with the Trustee), and similar types of short-term securities, as may be deemed necessary by the Trustee in its sole discretion;

         (c) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee will decide;

         (d) To credit and distribute the Trust as directed by the Plan Administrator or any agent of the Plan Administrator. The Trustee will not be obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee will be accountable only to the Plan Administrator for any payment or distribution made by it in good faith on the order or direction of the Plan Administrator or any agent of the Plan Administrator;

         (e) To borrow money, assume indebtedness, extend mortgages and encumber by mortgage or pledge;

         (f) To compromise, contest, arbitrate, or abandon claims and demands, in its discretion;

                                      11-2

         (g) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights;

         (h) To hold any securities or other property in the name of the Trustee or its nominee, or in another form as it may deem best, with or without disclosing the trust relationship;

         (i) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust;

         (j) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction;

         (k)     To file all tax forms or returns required of the Trustee;

         (l) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee will not be obligated to or required to do so unless indemnified to its satisfaction; and

         (m) To keep any or all of the Trust property at any place or places within the United States or abroad, or with a depository or custodian at such place or places; provided, however, that the Trustee may not maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the District Courts of the United States, except as may be expressly authorized in U.S. Treasury or U.S. Department of Labor regulations.

11.05    Investment in Common or Collective Trust Funds
         Notwithstanding the provisions of Section 11.04, the Plan Sponsor specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any common or collective trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code Section 401(a). The authorization applies only if such common or collective trust fund:
         (a) is exempt from taxation under Code Section 584 or 501(a); (b) if exempt under Code Section 501(a), expressly limits participation to pension and profit sharing trusts which are exempt under Code Section 501(a) by reason of qualifying under Code Section 401(a); (c) prohibits that part of its corpus or income which equitably belongs to any participating trust from being used for or diverted to any purposes other than for the exclusive benefit of the Employees or their Beneficiaries who are entitled to benefits under such participating trust; (d) prohibits assignment by participating trust of any part of its equity or interest in the group trust; and (e) the sponsor of the group trust created or organized the group trust in the United States and maintains the group trust at all times as a domestic trust in the United States. The provisions of the common or collective trust fund agreement, as amended by the Trustee from time to time, are by this reference incorporated within this Plan and Trust. The provisions of the common or collective trust fund will govern any investment of Plan assets in that fund. This provision constitutes the express permission required by Section 408(b)(8) of ERISA.

11.06    Investment in Insurance Company Contracts
         The Trustee may invest any portion of the Trust Fund in a deposit administration, guaranteed investment or similar type of investment contract (hereinafter referred to as Contract); provided, however, that no such Contract may provide for an optional form of benefit which would not be provided for under the provisions hereof. The Trustee will be the complete and absolute owner of Contracts held in the Trust Fund.

                                      11-3

         The Trustee may convert from one form to another any Contract held in the Trust Fund; designate any mode of settlement; sell or assign any Contract held in the Trust Fund; surrender for cash any Contract held in the Trust Fund; agree with the insurance company issuing any Contract to any release, reduction, modification or amendment thereof; and, without limitation of any of the foregoing, exercise any and all of the rights, options and privileges that belong to the absolute owner of any Contract held in the Trust Fund that are granted by the terms of any such Contract or by the terms of this Agreement.

         The Trustee will hold in the Trust Fund the proceeds of any sale, assignment or surrender of any Contract held in the Trust Fund and any and all dividends and other payments of any kind received in respect to any Contract held in the Trust Fund.

         No insurance company which may issue any Contract based upon the application of the Trustee will be responsible for the validity of this Plan, be required to look into the terms of this Plan, be required to question any act of the Plan Administrator or the Trustee hereunder or be required to verify that any action of the Trustee is authorized by this Plan. If a conflict should arise between the terms of the Plan and any such Contract, the terms of the Plan will govern.

11.07    Fees and Expenses from Fund
         The Trustee will be entitled to receive reasonable annual compensation as may be mutually agreed upon from time to time between the Plan Sponsor and the Trustee. The Trustee will pay all expenses reasonably incurred by it in its administration and investment of the Trust Fund from the Trust Fund unless the Plan Sponsor pays the expenses. No person who is receiving full pay from the Plan Sponsor will receive compensation for services as Trustee.

11.08    Records and Accounting
         The Trustee will keep full and complete records of the administration of the Trust Fund which the Employer and the Plan Administrator may examine at any reasonable time. As soon as practical after the end of each Plan Year and at such other reasonable times as the Employer may direct, the Trustee will prepare and deliver to the Employer and the Plan Administrator an accounting of the administration of the Trust, including a report on the valuation of all assets of the Trust Fund, such valuation to be based upon the fair market value on the valuation date.

11.09    Distribution Directions
         If no one claims a payment or distribution made from the Trust, the Trustee will notify the Plan Administrator and will dispose of the payment in accordance with the subsequent direction of the Plan Administrator.

11.10    Third Party
         No person dealing with the Trustee will be obliged to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and will not be liable to any person whomsoever in so doing. The certification of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certification.

11.11    Professional Agents
         The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan; the Trustee may act or

                                      11-4
         refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

11.12    Valuation of Trust
         The Trustee will value the Trust Fund as of the last day of each Plan Year to determine the fair market value of the Trust, and the Trustee will value the Trust Fund on such other date(s) as may be necessary to carry out the provisions of the Plan.

11.13    Liability of Trustee
         The Trustee shall discharge its duties under the Plan solely in the interests of Plan Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Plan Participants and their Beneficiaries and defraying reasonable expenses of administering the Trust Fund. The Trustee shall discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The duties of the Trustee shall be limited to the assets held in the Trust Fund, and the Trustee shall have no duties with respect to assets held by any other person including, without limitation, any other trustee for the Plan. The duties of the Trustee are subject to and limited by the second paragraph of Section 9.09.

         The Plan Sponsor agrees to hold the Trustee harmless from and against any liability that the Trustee may incur in the administration of the Trust Fund including, without limitation, liability for legal and other professional fees, unless arising from the Trustee's own negligence or misconduct, or except as may be prohibited by ERISA.

         The Trustee will be liable only for the safeguarding and administration of the assets of this Trust Fund in accordance with the provisions hereof and any amendments hereto and no other duties or responsibilities will be implied. The Trustee will not be required to pay any interest on funds paid to or deposited with it or to its credit under the provisions of this Trust, unless pursuant to a written agreement between the Employer and the Trustee. The Trustee will not be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plan and will not be required to make any payment of any nature except from funds actually received as Trustee. The Trustee may consult with legal counsel (who may be legal counsel for the Employer) selected by the Trustee and will be fully protected for any action taken, suffered or omitted in good faith in accordance with the opinion of said legal counsel. It will not be the duty of the Trustee to determine the identity or mailing address of any Participant or any other person entitled to benefits hereunder, such identity and mailing addresses to be furnished by the Employer, the Plan Administrator or an agent of the Plan Administrator. The Trustee will be under no liability in making payments in accordance with the terms of this Plan and the certification of the Plan Administrator or an agent of the Plan Administrator who has been granted such powers by the Plan Administrator.

         Except to the extent required by any applicable law, no bond or other security for the faithful performance of duty hereunder will be required of the Trustee.

11.14    Removal or Resignation and Successor Trustee
         A Trustee may resign at any time upon giving 30 days prior written notice to the Plan Sponsor or, with the consent of the Plan Sponsor, a Trustee may resign with less than 30 days prior written notice.

         The Plan Sponsor may remove a Trustee by giving at least 30 days prior written notice to the Trustee.

         Upon the removal or resignation of a Trustee, the Plan Sponsor will appoint and designate a

                                      11-5
         successor Trustee which will be one or more individual successor Trustees or a corporate Trustee organized under the laws of the United Sates or of any state thereof with authority to accept and execute trusts. Any successor Trustee must accept and acknowledge in writing its appointment as a successor Trustee before it can act in such capacity.

         Title to all property and records or true copies of such records necessary to the current operation of the Trust Fund held by the Trustee hereunder will vest in any successor Trustee acting pursuant to the provisions hereof, without the execution or filing of any further instrument. Any resigning or removed Trustee will execute all instruments and do all acts necessary to vest such title in any successor Trustee of record. Each successor Trustee will have, exercise and enjoy all the powers, both discretionary and ministerial, herein conferred upon his predecessor. No successor Trustee will be obligated to examine the accounts, records and acts of any previous Trustee or Trustees, and each successor Trustee in no way or manner will be responsible for any action or omission to act on the part of any previous Trustee.

         Any corporation which results from any merger, consolidation or purchase to which the Trustee may be a party, or which succeeds to the trust business of the Trustee, or to which substantially all the trust assets of the Trustee may be transferred, will be the successor to the Trustee hereunder without any further act or formality with like effect as if the successor Trustee had originally been named Trustee herein; and in any such event it will not be necessary for the Trustee or any successor Trustee to give notice thereof to any person, and any requirement, statutory or otherwise, that notice will be given is hereby waived.

11.15    Appointment of Investment Manager
         One or more Investment Managers may be appointed by the Plan Sponsor (or the Plan Administrator) to exercise full investment management authority with respect to all or a portion of the Trust assets. Authorized payment of the fees and expenses of the Investment Manager(s) may be made from the Trust assets. For purposes of this agreement, any Investment Manager so appointed will, during the period of his appointment, possess fully and absolutely those powers, rights and duties of the Trustee (to the extent delegated by the Plan Sponsor or the Plan Administrator) with respect to the investment or reinvestment of that portion of the Trust assets over which the Investment Manager has investment management authority. The Investment Manager must be one of the following:

         (a) Registered as an investment advisor under the Investment Advisors Act of 1940;

         (b)     A bank, as defined in the Investment Advisors Act of 1940; or

         (c) An insurance company qualified to manage, acquire, or dispose of such Plan assets under the laws of more than one state.

         Any Investment Manager will acknowledge in writing to the Plan Sponsor or the Plan Administrator and to the Trustee that he or it is a fiduciary with respect to the Plan. During any period of time when the Investment Manager is so appointed and serving, and with respect to those assets in the Plan over which the Investment Manager exercises investment management authority, the Trustee's responsibility will be limited to holding such assets as a custodian, providing accounting services, disbursing benefits as authorized, and executing such investment instructions only as directed by the Investment Manager. The Trustee will not be responsible for any acts or omissions of the Investment Manager. Any certificates or other instruments duly signed by the Investment Manager (or the authorized representative of the Investment Manager), purporting to evidence any instruction, direction or order of the Investment Manager with respect to the investment of those assets of the Plan over which the Investment Manager has investment management authority, will be accepted by the Trustee as

                                      11-6
         conclusive proof thereof. The Trustee will also be fully protected in acting in good faith upon any notice, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by the Trustee to be genuine and from the Investment Manager (or the authorized representative of the Investment Manager). The Trustee will not be liable for any action taken or omitted by the Investment Manager or for any mistakes of judgment or other action made, taken or omitted by the Trustee in good faith upon direction of the Investment Manager.

11.16    Loans to Participants
         The Plan Administrator may authorize the Trustee to lend on a nondiscriminatory basis to a Participant an amount from the Plan as specified herein; provided, a reasonable rate of interest will be charged on the loan, the loan will be secured by 50% of the Participant's Vested Accrued Benefit in the Plan, and provision for repayment will be made. All loans will be subject to the approval of the Plan Administrator which will investigate each application for a loan. The Plan Administrator will prescribe such rules as may be necessary to provide guidelines as to under which circumstances and for what purpose loans will be permitted.

         The Plan Administrator will prescribe guidelines as to which Account or Accounts loans may be made from. Each loan made to a Participant will be made from the Participant's allowable Account or Accounts. All interest and principal repayments will be credited to the Participant's Account from which the loan was made.

         In addition to any additional rules and regulations as the Plan Administrator may adopt all loans will comply with the following terms and conditions:

         (a) Only Active and Inactive Participants will be eligible to apply for a loan. Each application for a loan will be made in writing to the Plan Administrator, whose action thereon will be final.

         (b) Each loan will be made against collateral being the assignment of 50% of the borrower's entire right, title and interest in and to the Trust Fund, supported by the borrower's promissory note for the amount of the loan, including interest payable to the order to the Trustee, and any additional security deemed necessary to adequately secure the Loan. If a person fails to make a required payment within 90 days of the due date set forth in the loan agreement, the loan will be in default. There will be no foreclosure against a Participant's Accrued Benefit prior to his becoming entitled to a distribution of benefits in accordance with the terms of this Plan. All loans will become due and payable in full upon the termination of a Participant's employment. If a Participant with an outstanding loan terminates employment and becomes entitled to a distribution of benefits from the Plan, then the outstanding balance of the unpaid loan plus any accrued interest thereon will be deducted from the amount of otherwise distributable benefits and the Participant's promissory note will be distributed to the Participant.

         (c) The principal repayment will be amortized over the fixed life of a loan with installments of principal and interest to be paid not less often than quarterly. The period of repayment for each loan will be arrived at by mutual agreement between the Plan Administrator and the borrower, but in no event will such period exceed a reasonable period of time. The period of repayment will in no event exceed 5 years unless the loan is to be used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit which, within a reasonable period of time, is to be used as a principal residence of the Participant or a member of the family (spouse, brother, sister, ancestor, or lineal descendants) of the Participant.

         (d)     The minimum amount of any loan is equal to $1,000.

                                      11-7

         (e) The maximum amount of any loan is such that when the amount of the loan is added to the outstanding balance of all other loans made to the Participant from the Plan (and any other plans maintained by the Employer or any Related Employer) the total does not exceed the lesser of:

                 (1)      50% of the Participant's Vested Accrued Benefit; or

                 (2) $50,000, reduced by the amount, if any, of the highest balance of all outstanding loans to the Participant during the one-year period ending on the day prior to the day on which the loan in question is made.

         (f) Each loan will bear interest at a rate equal to the prime rate which is published in the Wall Street Journal as being representative of the base rate on corporate loans at large U.S. money center commercial banks on the date on which the loan is made, plus 1 percentage points.

         (g) A Participant may make a new loan no more frequently than once per year.

         (h) Each loan will require the Participant (and, if the Participant is married, the Participant's spouse) to consent to the loan and the possible reduction in the Participant's Accrued Benefit. Such consent must be made in writing within the 90-day period before the making of the loan.

         (i) No loan will be permitted to a Participant in a year in which he is either an Owner-Employee or Shareholder- Employee as defined in Code Section 4975(d).

                 The spousal consent must meet requirements which are comparable to the requirements described in Code Section 417(a)(2). Any security interest held by the Plan by reason of an outstanding loan is taken into account in determining the value of a Qualified Survivor Annuity. However, in the event a Participant defaults on a loan, the security interest in the loan will be deducted from the Qualified Survivor Annuity.

                                      11-8

                                   ARTICLE 12

                     PROVISIONS RELATING TO EMPLOYER STOCK

12.01    Type of Employer Stock
         The Trustee will, to the extent practical based on the Participant's election, invest that portion of the Trust fund so elected by Participant's, in Class A Common Stock of the Employer or any Participating Employer (Employer Stock) which includes treasury stock which has been purchased by the Employer.

12.02    Voting Rights

         (a)     In General
                 Voting of the Employer Stock and FirstMiss Gold Stock held in the Trust Fund will be carried out by the Trustee. Each Participant will be entitled to direct the Trustee as to the manner in which the Participant's shares of Employer Stock and FirstMiss Gold Stock held in the Trust Fund and allocated to such Participant's Accounts are voted with respect to all matters requiring shareholder approval. Any shares of stock in the Trust Fund which are allocated to Participants who fail to give instructions to the Trustee will be voted by the Trustee in its sole and absolute discretion. The Plan Administrator may establish such rules and guidelines as it deems appropriate to properly effect the provisions of this Section.

         (b)     Tender Offers
                 Each Participant, or, in the event of his death, his Beneficiary, shall have the right, to the extent of the number of full shares of Employer Stock and FirstMiss Gold Stock in his account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of such Employer Stock or FirstMiss Gold Stock. The Savings Plan Committee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to shareholders of the Employer in connection with any such tender or exchange offer. If the Trustee shall not receive timely direction from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Employer Stock or FirstMiss Gold Stock with respect to which such Participant (or Beneficiary) has the right of direction. The sum of fractional shares allocated to Particpants' Accounts and unallocated shares of Employer Stock and FirstMiss Gold Stock shall be tendered or exchanged in the same manner and proportion as shares with respect to which Participants have the right of direction are tendered or exchanged, and the Trustee shall have no discretion in such matter.

                 All other common stock of First Mississippi Corporation and/or FirstMiss Gold Stock may be voted at the discretion of the Trustee.

12.03    Special Provisions Applicable to Employer Securities
         In accordance with Rule 16(b)-3 adopted by the Securities and Exchange Commission, the following provisions shall apply with respect to purchases, sales and allocations to participant accounts of Employer Securities, notwithstanding anything else to the contrary in this Plan or in any rules adopted hereunder:

         (a) the Plan shall not acquire or award to Participants in any fiscal year of the Plan more than 2% of the outstanding shares of Common Stock of the Company or more than 2% of the outstanding shares

                                      12-1
                 of Common Stock of FirstMiss Gold, in each case based on the number of such shares outstanding as of the beginning of each such fiscal year; and

         (b) the Trustee and other Plan Fiduciaries shall act in accordance with their fiduciary duties in determining the prices at which the Trustee shall purchase Employer securities and in determining the value used in allocating such securities to Participant Accounts.

                                      12-2

IN WITNESS WHEREOF, this instrument has been executed by the duly authorized and empowered officers of the Employer, this 13th day of June, 1994.

                                     First Mississippi Corporation

                                  By: /s/ JAMES K. WILLIAMS
                                      James K. Williams, Chief Executive Officer

The Trustee agrees to continue to serve as Trustee under the terms of this instrument.

                                     Deposit Guaranty National Bank

                                  By: /s/ WILLIAM G. MCDERMOTT
                                      William G. McDermott